Exhibit 10.1
TICE BUILDING
OFFICE LEASE AGREEMENT
BY AND BETWEEN
IPC NEW YORK PROPERTIES, LLC,
A DELAWARE LIMITED LIABILITY COMPANY
(AS “LANDLORD”)
AND
I.D. SYSTEMS, INC.,
A DELAWARE CORPORATION
(AS “TENANT”)
DATED: MAY 10, 2010

TABLE OF CONTENTS
LEASE AGREEMENT

PAGE

ARTICLE I BASIC LEASE PROVISIONS AND LEASE OF PREMISES	1
ARTICLE II TERM AND POSSESSION	2
ARTICLE III RENT	4
ARTICLE IV SECURITY DEPOSIT	6
ARTICLE V OCCUPANCY AND USE	6
ARTICLE VI UTILITIES AND OTHER BUILDING SERVICES	7
ARTICLE VII REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES	7
ARTICLE VIII FIRE OR OTHER CASUALTY INSURANCE	8
ARTICLE IX EMINENT DOMAIN	10
ARTICLE X LIENS	10
ARTICLE XI RENTAL, PERSONAL PROPERTY AND OTHER TAXES	10
ARTICLE XII ASSIGNMENT AND SUBLETTING	10
ARTICLE XIII SUBORDINATION	11
ARTICLE XIV OMITTED	11
ARTICLE XV DEFAULTS AND REMEDIES	11
ARTICLE XVI LANDLORD’S RIGHT TO RELOCATE TENANT	12
ARTICLE XVII HAZARDOUS MATERIAL, GOVERNMENTAL, INSURANCE AND ADA REQUIREMENTS	12
ARTICLE XVIII NOTICE AND PLACE OF PAYMENT	13
ARTICLE XIX MISCELLANEOUS GENERAL PROVISIONS	13

EXHIBIT A — LEGAL DESCRIPTION
EXHIBIT B -1 OFFICE PREMISES FLOOR PLAN
EXHIBIT B-2 STORAGE PREMISE FLOOR PLAN
EXHIBIT C — EXAMPLE OF THE ACCEPTANCE OF PREMISES AMENDMENT
EXHIBIT D — LANDLORD’S WORK
EXHIBIT E — RULES AND REGULATIONS
EXHIBIT F — EXTENSION OPTIONS
EXHIBIT G — RIGHT OF FIRST REFUSAL

i

OFFICE LEASE AGREEMENT
between
IPC New York Properties, LLC, as Landlord
and
I.D. SYSTEMS, INC., as Tenant
THIS OFFICE LEASE AGREEMENT (“Lease”) is entered into and made this 10th day of MAY 2010, by and between IPC NEW YORK PROPERTIES, LLC, a Delaware limited liability company (“Landlord”), and I.D. SYSTEMS, INC., a Delaware corporation (“Tenant”).
WITNESSETH
WHEREAS, Landlord is desirous of leasing the Premises, more fully described hereinafter, to Tenant; and
WHEREAS, Tenant is desirous of leasing the Premises, more fully described hereinafter, from Landlord; and
WHEREAS, both parties to this Lease have fully reviewed, understand and accept, unless waived in writing hereunder, all provisions of this Lease; and
WHEREAS, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
BASIC LEASE PROVISIONS AND LEASE OF PREMISES
1.01 Basic Lease Provisions. The basic terms and definitions of this Lease are set forth below:

A.	Building:	Tice Building
	Street address:	123 Tice Boulevard
	City:	Woodcliff Lake
	State and Zip Code:	New Jersey 07677

Premises:

	“Office Premises”:	Suite 101 on first (1st) floor of Building and depicted on Exhibit “B-1”

	“Storage Premises”:	The caged storage area on the lower level of the Building and depicted on Exhibit “B-2”

	“Data Premises”:	The data/server room on the lower level of the Building and depicted on Exhibit “B-2”

B.	Total Leasable Area in the Building:	119,772 Leasable Square Feet (“LSF”)

	Leasable Area of the Premises:	Office Premises: 18,700 Leasable Square Feet

Storage Premises: 1,114 LSF

Data Premises: 1,586 LSF

Total LSF of Premises: 21,400 LSF

	Tenant’s “Pro Rata Share”:	17.87%

C.	Term (Paragraph 2.01):	10 Years and 7 months (total of 127 months)

	Scheduled Commencement Date:	July 15, 2010

	Scheduled Expiration Date:	February 28, 2021

D.	Base Rent for Office Premises	Months of	Monthly Base	Annualized
	(Paragraph 3.01):	Term	Rent	Base Rent
		1-24	$35,062.50	$420,750.00
		25-48	$36,620.83	$439,449.96
		49-60	$38,179.17	$458,150.04
		61-84	$39,737.50	$476,850.00
		85-127	$41,295.83	$495,549.96

Base Rent for Storage and Data Premises	Months of	Monthly Base	Annualized
(Paragraph 3.01):	Term	Rent	Base Rent
	1-60	$3,037.50	$36,450.00
	61-127	$3,262.50	$39,150.00
Prepaid Rent	$38,100.00 is due and payable by Tenant upon execution of this Lease by Tenant. This amount will be applied toward Tenant’s first month’s rent.

E.	Security Deposit (Paragraph 4.01):	$266,700.00, due and payable by Tenant upon execution of this Lease by Tenant (subject to reduction pursuant to Paragraph 4.01).

F.	Guarantor(s) (Paragraph 19.18):	N/A

G.	Addresses for Notices and Payments:

Notices to Tenant:		Notices to Landlord:
Prior to the Commencement Date:
IPC New York Properties, LLC
I.D. Systems, Inc.		15601 Dallas Parkway, Suite 600
One University Plaza		Addison, Texas 75001
6th Floor		Attn: Lease Administration
Hackensack, New Jersey 07601
Attention: Ned Mavrommatis		With a copy to:

After the Commencement Date:		IPC New York Properties, LLC
c/o Property Manager
I.D. Systems, Inc.		123 Tice Boulevard
123 Tice Boulevard. Suite 101		Woodcliff Lakes, New Jersey 07677
Woodcliff Lake, New Jersey 07677
Ned Mavrommatis
And with a copy of notices of default to:
In each case with a copy to:
Behringer Harvard REIT I, Inc.
With copy to: David M. Watkins, Esquire		15601 Dallas Parkway, Suite 600
285 Closter Dock Road		Addison, Texas 75001
P.O. Box 304 Closter, New Jersey 07624		Attn: Chief Legal Officer

Billing to Tenant:		Payments to Landlord:

I.D. Systems, Inc.		IPC New York Properties, LLC
123 Tice Boulevard, Suite 101		PO Box 634885
Woodcliff Lake, New Jersey 07677		Cincinnati, Ohio 45263-4885
Ned Mavrommatis		Tax ID: 51-0381268

H.	Real Estate Broker (Paragraph 19.04):	CBRE for Landlord (“Landlord’s Broker”) and Cushman & Wakefield for Tenant (“Tenant’s Broker”)
1.02 Lease of Premises. Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the Premises, to have and to hold the same, with all appurtenances, unto Tenant for the term hereinafter specified.
1.03 Description of Building, Premises and Common Areas.
A. The Building. The number of leasable square feet in the Building is specified in Paragraph 1.01B. Any reference in this Lease to the term “Building” shall include any office building, the Common Areas (as hereinafter defined) and the land as described in the Legal Description attached as EXHIBIT A unless the context requires otherwise.
B. The Premises/Re-Measurement. The premises consist of Office Premises and the Storage Premises described in Paragraph 1.01A and depicted on Exhibits “B-1” and “B-2” hereto. If prior to the Commencement Date the Premises are re-measured using the above ANSI/BOMA standard and the Premises are determined to contain more or less LSF than set forth above, and neither party in good faith objects to such determination, then the parties will execute an amendment to this Lease amending the LSF of the Premises and adjusting all terms hereof affected thereby (e.g., Base Rent, Tenant’s Pro Rata Share).
C. The Common Areas. The term “Common Areas” refers to the areas of the Building which are designated by Landlord for use in common by all Tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, rest rooms, side-walks, driveways, parking areas, landscaped areas, plaza and any other areas as may be designated at any time by Landlord as part of the Common Areas of the Building.
ARTICLE II
TERM AND POSSESSION
2.01 Commencement and Expiration. The “Term” of this Lease shall be the period of time specified in Paragraph 1.01C, commencing on the earlier to occur of (i) the date that the Landlord’s Work (as defined in Exhibit “D”) is (or is deemed to be) Substantially Complete (as defined in Exhibit “D”). or (ii) such earlier date as Tenant takes possession or commences use of the Premises for business purposes (such earlier date being the “Commencement Date”). The Lease shall expire without notice to Tenant on the Expiration Date, which will be the last day of the 127th complete calendar month of the Term (the Term including any partial month in which the Commencement Date occurs). The Commencement Date and the Expiration Date shall be confirmed by Landlord and Tenant by execution of an “Acceptance of Premises Amendment” in the form attached hereto as Exhibit “B”.

2.02 Construction of Tenant Finish Improvements and Possession. Landlord will perform or cause to be performed the Landlord’s Work, as defined in and pursuant to the Work Letter attached hereto as EXHIBIT D. Subject to Tenant Delays and Force Majeure, Landlord shall endeavor to Substantially Complete the Landlord’s Work by the Scheduled Commencement Date; provided that Landlord shall have no liability to Tenant for failing to Substantially Complete the Landlord’s Work by the Scheduled Commencement Date, Tenant’s sole and exclusive remedy for such failure being the postponement of the occurrence of the Commencement Date and the corresponding delay in the accrual of Rent, and such shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Scheduled Commencement Date. Notwithstanding, if the date of this Lease is on or prior to April 2, 2010 and Substantial Completion has not been achieved by the date that is one hundred (100) days after the Scheduled Commencement Date for any reason other than Force Majeure or Tenant Delays, then, Tenant shall have the right, exercisable only by written notice to Landlord at any time prior to the occurrence of the Commencement Date, and as its sole and exclusive remedy, to terminate this Lease, following which, and subject to Landlord’s return to Tenant of the Security Deposit, neither party will have any further obligations to the other hereunder. Upon the occurrence of Substantial Completion and delivery of possession of the Premises to Tenant, Landlord and Tenant shall execute the Acceptance of Premises Amendment in the form of that attached hereto as EXHIBIT C, which, besides fixing the Commencement Date and Expiration Date, will contain acknowledgments that Tenant has accepted the Premises in their then present condition, and that the Premises and the Building are satisfactory in all respects except for the Punch List Items (as defined in the Work Letter). If Tenant takes possession of the Premises other than for purposes of performing Tenant’s Work (defined in Section 2.03 below). Tenant shall be deemed to have accepted the Premises even though the Acceptance of Premises Amendment may not have yet been executed.
2.03 Tenant’s Work. Other than Landlord’s Work, Tenant shall make all other necessary improvements to the Premises to operate Tenant’s business including installation of voice data and telecommunications equipment and cabling, all at Tenant’s sole cost (“Tenant’s Work”). Tenant’s Work shall comply with all applicable statutes, ordinances, regulations and codes and shall strictly comply with the requirements of Paragraph 7.03 hereof. Subject to scheduling and the progress of Landlord’s construction of the Landlord’s Work, Landlord will, in its reasonable discretion, allow Tenant access to the Premises fifteen (15) days prior to the estimated date for Substantial Completion solely for purposes of performing the Tenant’s Work provided, however, that Tenant shall not interfere with the completion of the Landlord’s Work and shall cause its contractors to work in harmony with Landlord and its contractors. Tenant’s use or occupancy of the Premises prior to the Commencement Date shall be subject to all of the terms and conditions of the Lease, including, without limitation, the insurance requirements and indemnity obligations of the Lease, but excluding those provisions regarding the payment of any scheduled Rent. TENANT WILL HOLD LANDLORD HARMLESS AND INDEMNIFY LANDLORD FOR ANY LOSS OR DAMAGE TO TENANT’S OR LANDLORD’S PROPERTY, EQUIPMENT, FIXTURES OR MERCHANDISE, AND FOR ANY INJURY TO A PERSON RESULTING THEREFROM, EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OF LANDLORD OR ITS AGENTS.
2.04 Surrender of the Premises. Upon the expiration or earlier termination of this Lease or upon default or breach of this Lease by Tenant, Tenant shall immediately surrender the Premises and all keys to the Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and such damage as Tenant is not obligated to repair; failing this, Landlord may restore the Premises to such condition at Tenant’s expense, and Tenant shall immediately reimburse Landlord upon demand. Upon such expiration or termination, Tenant shall have the right to remove its property (as described in Paragraph 7.04). Tenant shall promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the installation of the items so removed.
2.05 Holding Over. If Tenant shall hold over after the expiration of the Term, it shall be deemed to be occupying the Premises as a Tenant from month to month, which tenancy may be terminated as provided by law. Tenant agrees that holding over beyond the Term shall cause irreparable damage to Landlord and that it will be impossible to estimate or determine the damage that will be suffered by Landlord in such an event. Therefore during such tenancy, Tenant agrees to pay to Landlord 125% of the monthly Base Rent and Additional Rent payable for the last full month of the Term of the first (1st) month of such holdover, 150% for the second month of such holdover, and 200% thereafter, Tenant to otherwise be bound by all of the terms, covenants and conditions contained in this Lease. If Tenant fails to surrender the Premises upon the termination of this Lease, in addition to any other liabilities to Landlord arising therefrom Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure from whatever source.
2.06 AS IS CONDITION. Except as provided elsewhere in this Lease, by taking possession of the Premises Tenant accepts the Premises in its “as is” condition and with all faults, and the Premises is deemed in good order, condition, and repair provided, however, that Landlord shall correct latent defects in the Landlord’s Work for a period of six (6) months after the Commencement Date conditioned upon Tenant notifying Landlord of the discovery thereof within fifteen (15) days after such defect was discovered. As used herein, a “latent defect” is a defect in the construction of the Landlord’s Work that is not visible or otherwise discoverable by a reasonably diligent visual inspection at the time the Landlord’s Work was otherwise Substantially Completed. Further, nothing in this Section 2.06 relieves Landlord from the obligation to complete Punch-list Items determined pursuant to the terms of the Work Letter attached hereto as Exhibit D. Landlord does not make and Tenant does not rely upon any representation or warranty of any kind, express or implied, with respect to the condition of the Premises (including habitability or fitness for any particular purpose of the Premises). TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD HEREBY DISCLAIMS, AND TENANT WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF HABITABILITY AND FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE.
2.07 Access to Data Premises. Landlord will grant Tenant access to the Data Premises as soon as Landlord and the current tenant of such space have terminated the existing lease for such space on terms satisfactory to Landlord and Landlord has obtained actual possession of such space conditioned, however, upon (i) Landlord’s mortgagee having approved of this Lease, (ii) Landlord having received from Tenant the Security Deposit and the Prepaid Rent, and (iii) Tenant having provided evidence of insurance required to be maintained by Tenant hereunder. Tenant’s use and occupancy of the Data Premises prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease except for Tenant’s obligation to pay Base Rent and Additional Rent with respect thereto (however, Tenant will be required to pay for electricity service to the Data Premises during such early occupancy pursuant to Paragraph 6.01 hereof).

ARTICLE III
RENT
3.01 Base Rent. Tenant shall pay to Landlord as Base Rent for the Premises the amounts specified in Paragraph 1.01D for each of the Office Premises and the Storage and Data Premises, payable in equal consecutive monthly installments as specified in said Paragraph 1.01.D, in advance, on or before the first day of each and every calendar month during the Term without demand, notice or offset provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month, then the schedule of Base Rent set forth in Paragraph 1.01.D will be measured from the first (1st) calendar month of the Term and Tenant shall pay Base Rent for the fractional month in which the Commencement Date occurred at the rate otherwise due for the first (1st) complete calendar month but prorated on the basis of the number of days during the month this Lease was in effect in relation to the total number of days in such month. Notwithstanding the forgoing, all Base Rent (but no other Rent) shall be conditionally abated in its entirety for months one (1) through seven (7) of the Term (the “Abatement Period”). To illustrate, if the Commencement Date is July 10, 2010, then the Abatement Period would commence on the Commencement Date and end on February 9, 2011. However, If a default by Tenant under the Lease occurs, then (i) if the Abatement Period has not expired or terminated, the Abatement Period shall immediately terminate and Tenant shall immediately commence payment of full Base Rent, and (ii) if Landlord terminates the Lease or Tenant’s possession of the Premises due to such default Tenant shall pay to Landlord upon demand, for loss of the bargain and not as a penalty, all previously abated Base Rent and Additional Rent Termination of the Abatement Period and the obligation to repay abated Base Rent will be without limitation of Landlord’s other remedies for a default by Tenant.
3.02 Additional Rent. All other payments due under this Lease from Tenant shall be considered additional rent (“Additional Rent”) and shall include the following:
A. Adjustments to Operating Expenses and Taxes:
1. Definitions:
(a) “Operating Expenses” shall mean the amount of any and all of Landlord’s direct costs, expenses and disbursements of any kind and nature, incurred in connection with the management, operation, maintenance and repair of the Building (including the Common Areas and the land described in EXHIBIT A) or any improvements situated on the land for a particular calendar year or portion thereof, as determined by Landlord, together with all additional direct costs, expenses and disbursements with respect to the management, operation and maintenance of the Building. If less than ninety-five percent (95%) of the rentable square feet in the Building is occupied, Operating Expenses shall be adjusted to the amount which Landlord determines that it would have paid during such year (including the Base Year) If the Building had been ninety-five percent (95%) occupied. Operating Expenses include by way of illustration but not limitation: water, sewer, electrical and other utility charges for the Building and Common Areas, other than any utility charges for other premises which are separately metered and paid directly by the tenant thereof; service and other charges paid in connection with the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; snow removal; security services; license, permit and inspection fees; management fees; auditing fees; wages and related employee benefits payable for the maintenance and operation of the Building; and, in general, all other costs and expenses which would generally be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not to exceed five (5) years. There shall also be included in the Operating Expenses the cost or portion thereof reasonably allocable to any capital improvement made to the Building by Landlord after the date of this Lease which (i) improves the operating efficiency of any system within the Building and thereby reduces Operating Expenses, or (ii) is required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, or (iii) is installed pursuant to Paragraph 3.02B, with such cost being amortized over such period of time and in such manner as Landlord shall reasonably determine, together with interest on such cost or the unamortized balance thereof. Operating Expenses shall not include (i) expenses for painting, redecorating or other work which Landlord performs for any Tenant in the Building; (ii) expenses for repairs or other work reimbursed by insurance proceeds; (iii) expenses incurred in leasing or procuring new tenants: (iv) legal expenses incurred in enforcing the terms of any lease; (v) interest or amortization payments on any mortgage or mortgages; (vi) Taxes: and (vii) Insurance.
(b) “Taxes” shall mean and include (i) any form of real estate tax or assessment, general, special, ordinary or extraordinary, improvement bond or bonds imposed on the Building or a portion thereof by any authority having a direct or indirect power to tax, including any city, county, state or federal government or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof against any legal or equitable interest of Landlord in the Building or any portion thereof, (ii) taxes, assessments or fees in lieu of the taxes described in (i); and (iii) the reasonable costs incurred to reduce the taxes described in (i — ii). Taxes excludes federal income taxes and taxes paid under Paragraph 3.05 below.
(c) “Insurance Expenses” shall mean insurance premiums on insurance coverage which is required to be carried by Landlord or which Landlord may elect to carry at Landlord’s discretion.
(d) Tenant’s “Pro Rata Share” shall mean the percentage specified in Paragraph 1.01B.
(e) “Base Year” shall mean the calendar year in which the Lease commences.
(f) “Adjustment Year” shall mean any calendar year or portion thereof during the Term of the Lease commencing with the year after the Base Year. In the event the last Adjustment Year is not a full calendar year, the Additional Rent payable under Paragraph 3.02A.2 with respect to such partial year shall be prorated.
(g) “Tenant’s Share of Expenses” means, for each Adjustment Year, the sum of money equal to Tenant’s Pro Rata Share of an amount equal to the sum of (i) the Operating Expenses for such Adjustment Year, less the Operating Expenses for the Base Year; (ii) Taxes for such Adjustment Year, less the Taxes for the Base Year; and (iii) Landlord’s Insurance Expense for such Adjustment Year, less Landlord’s Insurance Expense for the Base Year in no event shall Tenant’s Share of Expenses or any individual item (i), (ii), or (iii) above be less than zero (0).

2. Payment Obligations. Tenant shall pay as “Additional Rent” Tenant’s Share of Expenses for each Adjustment Year. Prior to the beginning of each Adjustment Year, Landlord shall advise Tenant of Landlord’s good faith estimate of the amount, if any, of Tenant’s Share of Expenses for the upcoming Adjustment Year and Tenant shall pay to Landlord the estimated Tenant Share of Expenses in equal monthly installments on the first day of each month during that Adjustment Year together with the Base Rent.
3. Succeeding Year Expenses. Prior to the beginning of each Adjustment Year, Landlord shall advise Tenant of the estimated amount, if any, of the increase in Operating Expenses, Taxes and Insurance Expenses over the Base Year, for the upcoming calendar year, and Tenant shall pay to Landlord Tenant’s Pro Rata Share of such estimated increase in equal monthly installments on the first day of each month during that Adjustment Year together with the Base Rent. At the end of each Adjustment Year, Landlord shall ascertain and advise Tenant of Tenant’s Pro Rata Share of the actual amount of any increase in Operating Expenses. Taxes and Insurance for the preceding year and any additional sum owed by Tenant to Landlord shall be paid to Landlord within thirty (30) days following the receipt of Landlord’s notice thereof. Should any excess have been paid by Tenant to Landlord for the preceding year, Landlord shall apply the excess toward sums due for the next following calendar year.
B. Improved Operating Efficiency. If Landlord shall, at any time after the Commencement Date, install a labor-saving device or other equipment, which improves the operating efficiency of any system within the Building (such as an energy management computer system) and thereby limits Operating Expenses or the cost of electricity to operate the Building, or limits future increases in Operating Expenses or electrical costs, then Landlord may add to Operating Expenses an annual amortization allowance based upon the costs of such equipment, plus interest on the unamortized balance thereof, amortized in equal installments over such period as determined by generally accepted accounting principals; provided, however, that the amount of such annual amortization allowance and interest shall not exceed the annual cost or expense limitation attributed by Landlord to such installed device or equipment, and in no event shall such amortization allowance increase the sum of Operating Expenses over what it would have been if such labor-saving device or other equipment had not been installed.
C. Settlement. As soon as practical after the end of each Adjustment Year, but no later than one (1) year after the end of the applicable Adjustment Year, Landlord will provide Tenant a statement of the actual Operating Expenses, Taxes and Insurance Expenses for such year and the actual Tenant’s Share of Expenses (a “Reconciliation Statement”). If the actual Tenant’s Share of Expenses exceeds the estimated Tenant’s Share of Expenses paid by Tenant for the subject Adjustment Year, then Tenant shall pay the underpayment thereof to Landlord in a lump sum as Rent within thirty (30) days after receipt of the Reconciliation Statement. If the estimated Tenant’s Share of Expenses exceeds the actual Tenant’s Share of Expenses for the Adjustment Year, then Landlord shall credit the overpayment against Tenant’s payment of Tenant’s Share of Expenses next due until applied in full or, if no further payments are due and Tenant is not in default under this Lease, refund such overpayment to Tenant. In the event Landlord has not provided a Reconciliation Statement by the date one (1) year after the end of the applicable Adjustment Year, Landlord shall forever forfeit the right to collect any underpayment of Tenant’s Share of Expenses for such Adjustment Year. Landlord’s and Tenant’s obligations under this Paragraph C survive the end of the Term.
D. Dispute of Additional Rent. Provided it is timely received as described above, the Reconciliation Statement is conclusive, binds Tenant, and Tenant waives all rights to contest the statement, except for items to which Tenant objects by written notice to Landlord given within sixty (60) days after Tenant’s receipt of the Reconciliation Statement. If Tenant timely objects to the Reconciliation Statement in any respect, Tenant and Landlord shall have thirty (30) days after Landlord’s receipt of Tenant’s questions to amicably resolve them. If Tenant timely objects to Landlord’s Reconciliation Statement and such objections are not amicably settled between Landlord and Tenant within such thirty (30) period, Tenant, at its expense, shall have sixty (60) days from the end of such thirty (30) day period to audit Landlord’s books and records relating to the applicable category of Tenant Share of Expenses (i.e., Insurance Expenses, Operating Expenses or Taxes) for all or any part of the immediately preceding Adjustment Year. Any audit by Tenant must be performed within such period by a reputable independent certified public accountant who is experienced in auditing leases for operating expenses and otherwise reasonably acceptable to Landlord and who is engaged by Tenant on a non-contingency fee basis. Tenant shall provide Landlord with a copy of such audit upon completion. Landlord shall cooperate with the Tenant in connection with such audit and shall make available its books and records relating to Operating Expenses, Taxes and Insurance Expenses for the subject Adjustment Year upon not less than ten (10) business days notice, during regular business hours, and at the location in the Memphis, Tennessee metro area where Landlord customarily keeps such books and records. Under no circumstances will Tenant be permitted to review or audit income tax records of Landlord or similar financial records of Landlord as a business entity. Tenant recognizes that Landlord’s books and records are confidential records and Tenant agrees not to disclose same or the results of its audit to any third party (other than Landlord) except to its directors, officers, employees, affiliates, subsidiaries, partners, lenders, insurers, auditors, agents, accountants, attorneys, financial advisors, or to any parties required in response to summonses or subpoenas, or to any regulator, organization of regulators or self-regulatory organization, or as required by applicable law or in connection with any proceeding between Landlord and Tenant pertaining to same. Neither Tenant nor its auditor shall be permitted to take from Landlord’s office any of Landlord’s books and records without Landlord’s consent. In the event Tenant’s audit reflects that Landlord has overcharged Tenant for the preceding calendar year, and Landlord does not in good faith dispute such audit, Landlord shall credit the amount of such overcharge to future payments of the subject category of expense to the extent of such overcharge or, if no such payments will be due, promptly reimburse Tenant for such overcharge. If such audit reveals that Landlord has undercharged Tenant for Tenant’s Share of Expenses, Tenant shall promptly pay Landlord the amount of such undercharge within thirty (30) days after written demand by Landlord. The expense of Tenant’s audit shall be borne by Tenant unless the agreed results of such audit determine that Additional Rent charged to Tenant by Landlord for the period in question was more than five percent (5%) in excess of the actual Additional Rent chargeable to Tenant as determined by the audit, in which case the actual and reasonable expense of the audit shall be reimbursed by Landlord up to a maximum of $2,500.00 or the lesser amount of any overcharge. Landlord will not under any circumstances be required to retain or preserve records of expenses and Tenant’s Share of Expenses for more than twenty-four (24) months after the end of the Adjustment Year to which they relate. Tenant’s objection to any Reconciliation Statement will not relieve Tenant from the obligation to timely pay any Tenant’s Share of Expenses, including any disputed portion thereof shown as underpaid in the Reconciliation Statement, but Tenant’s obligations to pay any such disputed amounts Rent will be subject to Tenant’s rights under this Paragraph 3.02D. In no event shall the provisions of this Paragraph 3.02 reduce the Base Rent specified in Paragraph 1.01D.

3.03 Definition of Rent. The Base Rent, Additional Rent and any other amounts of money to be paid by Tenant to Landlord pursuant to the provisions of this Lease, including any sums due under any and all Exhibits attached hereto, whether or not such payments are denominated Base Rent or Additional Rent and whether or not they are to be periodic or recurring, shall be sometimes collectively referred to as “rent” for purposes of this Lease; and any failure to pay any of the same as provided in this Lease shall entitle Landlord to exercise all of the rights and remedies afforded hereby or by law for the collection and enforcement of Tenant’s obligation to pay rent. Tenant’s obligation to pay any such rent pursuant to the provisions of this Lease shall survive the expiration or other termination of this Lease and the surrender of possession of the Premises after any hold-over period and are covenants independent of any obligations or covenants of Landlord herein.
3.04 Late Charge. If any payment due Landlord under this lease has not been received by Landlord when due, Tenant shall pay a late charge of five percent (5%) of the amount of the late payment, and an additional five percent (5%) late charge may be charged on the first day of each calendar month thereafter until the delinquent payment has been paid in full; provided, that in no event shall the charges permitted under this Paragraph 3.04 or elsewhere in this Lease, to the extent they are considered to be interest under applicable law, exceed the maximum lawful rate of interest. Notwithstanding the above, the first (1st) late charge in each twelve (12) month period of the Term will be waived by Landlord provided that the delinquent installment of rent is received by Landlord prior to the expiration of any notice and cure period provided for in Section 15.01(a).
3.05 Other Taxes. Upon demand, Tenant will reimburse Landlord for taxes paid by Landlord on (i) rent, (ii) Tenant’s occupancy of the Premises, or (iii) this Lease. If Tenant cannot lawfully reimburse Landlord for these taxes, then to the extent not prohibited by applicable law, the Base Rent will be increased to yield to Landlord the same amount after these taxes were imposed as Landlord would have received before these taxes were imposed.
ARTICLE IV
SECURITY DEPOSIT
4.01 As security for the performance and observance by Tenant of all of its obligations under the terms, condition and covenants of this Lease, Tenant has deposited with Landlord the sum specified in Paragraph 1.01E, which sum shall be held by Landlord as a security deposit during the Term. If Tenant performs and observes all of the terms, conditions and covenants of this Lease which are required to be performed and observed by it, Landlord shall return the security deposit, or balance thereof then held by Landlord, without interest, to Tenant within thirty (30) days after the Expiration Date or after Tenant surrenders possession of the Premises, whichever is later. In the event of a default by Tenant in the payment of rent or the performance or observance of any of the other terms, conditions or covenants of this Lease, then Landlord may, at its option and without notice, apply all or any part of the security deposit in payment of such rent or to cure any other such default; and if Landlord does so, Tenant shall, upon request, deposit with Landlord the amount so applied so that Landlord will have on hand at all times during the Term the full amount of the security deposit, Landlord shall not be required to hold the security deposit as a separate account, but may commingle it with Landlord’s other funds.
4.02 In the event of a sale or lease of the Building, Landlord shall have the right to transfer the security deposit to its purchaser or Tenant, and Landlord shall thereupon be released by Tenant from all responsibility for the return of such deposit; and, Tenant agrees to look solely to the new purchaser or Tenant for the return of such deposit. In the event of an assignment of this Lease by Tenant, the security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility of such deposit to the assignor.
4.03 If at the end of the third year of the Term no monetary event of default by Tenant has occurred under the Lease, Landlord will return a portion of the Security Deposit in the amount of $76,087.50 back to Tenant. If at the end of the fifth year of the Term no monetary event of default by Tenant has occurred under the Lease, Landlord will return an additional portion of the Security Deposit in the amount of $76,087.50 back to Tenant. If a default occurs hereunder, there shall be no reduction or return (or as applicable, any further reduction or return) of any portion of the security deposit.
ARTICLE V
OCCUPANCY AND USE
5.01 Use of Premises. The Office Premises shall be occupied and used exclusively as office space and electronic laboratory and for the purposes incidental thereto, and shall not be used for any other purpose. The Storage Premises shall be occupied and used exclusively as only for office storage in connection with the Office Premises (and not any other premises). The Data Premises shall be used exclusively for locating and operating Tenant’s servers and data/telecommunications equipment and cabling serving the Office Premises and shall not be used for any other purpose Tenant will not use or occupy or permit the use or occupancy of the Premises for any purpose which is forbidden by law, ordinance or governmental or municipal regulation or order or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment of any other tenant of the Building; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Building or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents, provided that if there is any increase in such rate by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand therefor by Landlord Payment by Tenant of any such rate increase shall not be a waiver of Tenant’s duty to comply herewith. Tenant shall not use the Premises in such a manner as to disturb any asbestos contained in the Building.
5.02 Compliance with Building Rules and Regulations. Rules and regulations governing the use and occupancy of the Premises, the Common Areas and all other leased space in the Building have been adopted by Landlord for the mutual benefit and protection of all the tenants in the Building (as existing and modified from time to time, the “Rules and Regulations”). Tenant shall comply with and conform to the Rules and Regulations currently in effect, which are set forth on EXHIBIT E attached hereto. Landlord shall have the right to amend the Rules and Regulations or to make new Rules and Regulations from time to time in any reasonable manner. Any such amendments or additions to the Rules and Regulations shall be set forth in writing and shall be given to Tenant, who shall thereafter comply with and conform to the same.
5.03 Floor Loads. Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity as determined by Landlord. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute property the weight thereof. Landlord may require the removal of any equipment or furniture which exceeds the weight limits of the Building.

5.04 Signs. Unless otherwise expressly provided in the Lease. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on, in or around the Building, or in the windows thereof, except for such Tenant identification information as Landlord permits to be included or shown on or adjacent to the Tenant access door(s) to the Premises or on the Building directory.
5.05 Access to and Inspection of the Premises. Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Premises at all reasonable times for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and for making such repairs, alterations or improvements to the Premises or the Building as Landlord may deem necessary or desirable. Such right of entry shall also include, but not be limited to, access to the Premises for purposes of environmental inspections and sampling during regular business hours, or during other hours either by agreement of the parties or in the event of any environmental emergency. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry if necessary or permitted hereunder, Landlord and its employees and agents may enter the Premises by means of a master key or otherwise Landlord shall incur no liability to Tenant for such entry nor shall such entry constitute an eviction of Tenant or a termination of this Lease or entitle Tenant to any abatement of rent therefor.
5.06 Quiet Enjoyment. Except as provided in Article XV hereof to the extent that it may be applicable, if and so long as Tenant pays the prescribed rent and performs and observes all of the terms, conditions, covenants and obligations of this Lease required to be performed or observed by it hereunder. Tenant shall at all times during the term hereof have the peaceful and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord or any person or persons claiming the Premises by, through or under Landlord, subject to any mortgages, underlying leases or other matters of record to which this Lease is or may become subject.
ARTICLE VI
UTILITIES AND OTHER BUILDING SERVICES
6.01 Services to be Provided. Landlord shall furnish Tenant without cost to Tenant except as otherwise specifically provided in this Lease, during standard hours of operation, with utilities and other building services, as provided in the Rules and Regulations, to the extent considered by Landlord to be reasonably necessary for Tenant’s comfortable use and occupancy of the Office Premises for general office use or as may be required by law or directed by governmental authority. Tenant shall pay for replacement of all non-standard lamps, starters and ballasts required as a result of normal usage, at the cost established from time to time by Landlord.
6.02 Premises Electrical Costs. Tenant’s total consumption of electricity in the Premises will be separately metered, including lighting and convenience outlets, pursuant to a submeter to be installed (if not already existing) by Landlord at Tenant’s expense. Instead of including the cost of electricity in Operating Expenses, Tenant shall pay to Landlord as Additional Rent the “Premises Electrical Costs”, which means any and all actual costs of providing electricity to the Premises. Premises Electrical Costs shall be billed monthly and shall be due not later than ten (10) days after invoice from Landlord.
6.03 Additional Services. If Tenant requests any other utilities or building services not customarily provided by Landlord for the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. Landlord may impose a reasonable charge for such additional utilities or building services, which shall be paid monthly by Tenant at the same time the monthly installment of Base Rent is due.
6.04 Special Equipment. Tenant shall obtain Landlord’s written consent prior to installing or connecting any lights, machines or equipment (including but not limited to computers) which would materially affect the normal operation, or exceed the designed capacity of, the Building’s electrical or heating and air-conditioning systems. If Landlord determines that any such equipment is in any way incompatible with the Building’s electrical or heating and air-conditioning systems, then Landlord shall have the right, as a condition to granting its consent, to install any machinery or equipment, or to make any modifications to the Building’s electrical or heating and air-conditioning systems, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary. All costs expended by Landlord to install any such machinery or equipment or to make any such modifications, and any such additional costs of operation and maintenance occasioned thereby, shall be borne by Tenant, who shall, upon demand, reimburse Landlord for the same as Additional Rent.
6.05 Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in Article VI may be interrupted by reason of accident, emergency or other causes beyond Landlord’s control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services; and, that any such interruption shall not be deemed an eviction or disturbance of Tenant’s right to possession, occupancy or use of the Premises or any part thereof or render Landlord liable to Tenant for damages by abatement of rent or otherwise or relieve Tenant from the obligation to perform its covenants under this Lease.
ARTICLE VII
REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES
7.01 Repair and Maintenance of Building. Subject to Tenant’s obligations herein, Landlord shall keep and maintain the Building in good order, condition and repair, including the roof, exterior walls and windows, foundations, the Common Areas and the electrical, elevator, plumbing, heating, ventilation and air-conditioning systems serving the Premises and other parts of the Building. The cost of all such repairs shall be included by Landlord as part of the Operating Expenses, except for those made to any electrical, plumbing, heating, ventilation and air-conditioning components which have been installed in the Premises pursuant to Paragraph 6.03, and except for those made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers, or invitees in which event they shall be borne by Tenant, who shall be separately billed and shall, upon demand, reimburse Landlord for the same as Additional Rent.

7.02 Repair and Maintenance of Premises. Tenant shall, at Tenant’s expense, keep and maintain the Premises and all Leasehold Improvements in good order, condition and repair. Without limitation, Tenant shall make any structural, interior and exterior alterations, repairs and/or replacements to the Premises required by any governmental entity or insurance carrier in connection with Tenant’s use and/or occupancy of the Premises. Tenant’s work under this Paragraph 7.02 (a) is subject to the prior approval and supervision of Landlord, including without limitation, Landlord’s approval of all contractors and subcontractors performing the work, (b) must be performed in compliance with laws and the Building Rules and Regulations, and (c) must be performed in a first-class, lien free and good and workmanlike manner. Without limiting Landlord’s rights under Paragraph 15.02 below, Landlord may, at its option and without obligation, elect to make any repairs required to be made by Tenant outside of the Premises and any structural repairs otherwise Tenant’s responsibility and Tenant shall reimburse Landlord for the cost thereof within fifteen (15) days after demand. As used herein, “Leasehold Improvements” means all alterations and improvements made to the Premises by Landlord pursuant to this Lease (as it may be amended) or by or otherwise on behalf of Tenant including, without limitation, any initial alterations or improvements made to the Premises in connection with Tenant’s initial occupancy thereof.
7.03 Alterations or Improvements. Tenant may make, or permit to be made, alterations or improvements to the Premises, but only if Tenant obtains the prior written consent of Landlord after furnishing to Landlord and Landlord’s approval of the plans and specifications for such alterations or improvements. Notwithstanding, Landlord’s advance approval is not required for any non-material or cosmetic alterations or improvements Tenant elects to make to the Premises provided that, (i) any such alteration or improvement does not exceed $25,000.00 in total cost, (ii) such are not visible from the exterior of the Premises, (iii) such will not, in the reasonable opinion of Landlord, affect or impact any Building systems (e.g., elevator, mechanical, HVAC, plumbing, electricity, life-saving) or any structural component of the Building, and (iv) such do not require any governmental permits or approvals as a condition thereto. Without limitation of the forgoing, all alterations and improvements by Tenant shall be made in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building and shall comply with such reasonable requirements as Landlord considers necessary or desirable, including without limitation requirements as to the manner in which and the times at which such work shall be done, the contractor or subcontractors to be selected to perform such work, and contractor and subcontractor insurance requirements. Tenant may not puncture the roof or interfere with the sprinkler system without specific written permission from Landlord. Landlord shall have the right to approve all contractors and subcontractors. Upon completion of any such work, including any work that did not require Landlord’s consent, Tenant shall provide Landlord with “as built” plans (if applicable) in AutoCAD format, copies of all construction contracts, and proof of payment for all labor and materials. Tenant shall promptly pay all costs attributable to such alterations and improvements and shall indemnify Landlord against any mechanics’ liens or other liens or claims filed or asserted as a result thereof, as provided in Article X; and shall also indemnify Landlord against any costs or expenses which may be incurred as a result thereof, as provided in Article X; and shall also indemnify Landlord against any costs or expenses which may be incurred as a result of building code violations attributable to such work. Tenant shall promptly repair any damage to the Premises or the Building caused by any such alterations or improvements. Any alterations or improvements to the Premises, except movable furniture and equipment and trade fixtures, shall become a part of the realty and the property of Landlord and shall not be removed by Tenant except as provided in Paragraph 2.03. If Landlord’s approval of any alterations or improvements is required, (i) Tenant shall pay Landlord as rent ten percent (10%) of the total construction costs of the alterations or improvements to cover review of Tenant’s plans and construction coordination by Landlord’s own employees, and (ii) Tenant shall reimburse Landlord for the actual cost that Landlord reasonably incurs to have engineers, architects or other professional consultants review Tenant’s plans and work in progress, or inspect the completed alterations or improvements. This Paragraph 7.03 does not apply to Landlord’s Work, which will be governed solely by the terms of Exhibit “D” hereto.
7.04 Trade Fixtures. Any trade fixtures installed on the Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may (and at the request of Landlord shall) be removed on the Expiration Date or earlier termination of the Lease provided that Tenant is not then in default, that Tenant bears the cost of such removal and further that Tenant repairs at its own expense any and all damage to the Premises resulting from such removal. If Tenant fails to remove any and all such trade fixtures from the Premises on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and restore the Premises to their prior condition, except for ordinary wear and tear.
ARTICLE VIII
FIRE OR OTHER CASUALTY INSURANCE
8.01 Destruction of Premises. If the Premises are damaged or destroyed, in whole or in part, at any time during the Term by fire or other casualty and the Lease is not terminated pursuant to Paragraph 8.02, Landlord with due diligence will repair and rebuild the Premises so that after such work of repairing and rebuilding has been completed, the Premises shall be substantially the same as that prior to such damage. Any provisions contained in this Lease requiring repairs, rebuilding, restoration or reconstruction or providing for the use of insurance proceeds for any purpose shall be subject to the rights of the mortgagee of Landlord. In the event more than fifty percent (50%) of the Premises are damaged or destroyed and less than one (1) year is left in the term of the Lease, Landlord, at its election, may terminate this Lease rather than repair the Premises. Notwithstanding, Landlord shall not be required to restore any Leasehold Improvements. Upon completion by Landlord of its restoration obligations, Tenant will repair and restore Leasehold Improvements reasonably promptly to the condition existing prior to such damage and at Tenant’s sole cost.
8.02 Irreparable Destruction of Building. If the Building shall be damaged or destroyed to such an extent that Landlord in its sole and absolute discretion, determines the Building to be irreparably destroyed. Landlord shall give Tenant notice of such determination within sixty (60) days after the date of such damage or destruction, and, in such event, this Lease shall terminate on the date specified in such notice, and Landlord shall not be obligated to repair or rebuild.
8.03 Rental Abatement During Reconstruction. If a casualty event causes damage or destruction of the Premises or Building to the extent that the Premises shall have been rendered unfit for use for Tenant’s business purposes, Landlord shall, in Landlord’s sole discretion, either (1) relocate Tenant in another comparable building within a three (3) mile radius with comparable office space and Landlord shall pay all reasonable uninsured moving expenses of said relocation and rent shall remain as specified within this Lease; or (2) provide an abatement of Base Rent and payment of Operating Expenses and Taxes which shall be made corresponding to the time during which, and the extent to which, the Premises may not be used by Tenant for its business purposes. The foregoing abatement will terminate on the day that Landlord has completed its repair of the Premises and tenders possession of the Premises to Tenant.

8.04 Landlord’s Damage Obligations. No damages, compensations, setoffs or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building required to be made by Landlord under the provisions of this Article VIII. but this Paragraph shall not be construed to limit the abatement of Tenant’s rent in accordance with Paragraph 8.03 above. Landlord covenants with Tenant that it shall use its best efforts to effect all such repairs promptly and in such manner as to not unreasonably interfere with Tenant’s occupancy.
8.05 Indemnification. Except as provided in Paragraph 8.09, Tenant shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Landlord and hold it harmless from any and all liability for any loss, damage, injury or death to person or property occurring in the Premises, regardless of cause, except for that caused by the sole negligence of Landlord and its employees, agents, customers and invitees; and, Tenant hereby releases Landlord from any and all liability for the same Tenant’s obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses incurred in connection therewith. Notwithstanding Landlord’s obligations hereunder, Tenant shall bear the sole risk of any loss of or damage to any personal property (including but not limited to, any furniture, machinery, equipment, goods or supplies) of Tenant or which Tenant may have on the Premises and any trade fixtures installed by or paid for by Tenant on the Premises and any Leasehold Improvements. Landlord shall not be liable for any injury to or death of any person or any loss of or damage to property sustained by Tenant, or by any other person(s) whatsoever, which may be caused by the building or the Premises or any appurtenances thereto or thereof being out of repair, or by the bursting or leakage of any water, gas, sewer, or steam pipes, or by theft or by any act or neglect of any tenant or occupant of the building, or of any other person, or by any other cause of whatsoever nature, unless, subject to Paragraph 8.09, caused by the negligence of Landlord or its officers, agents or employees.
8.06 Tenant’s Insurance. Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the Term carry, at its own expense, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverage on an occurrence basis:

A. Worker’s Compensation	—	As provided by Law.

B. Commercial General Liability Insurance, Including Blanket Contractual Liability, Broad Form Property Damage, Personal Injury, Completed Operations, Products Liability and Fire Damage, or if any such coverages are not in effect when needed, such other similar coverage as is then in effect. Such policy(ies) shall name Landlord and, the Building property manager, each secured lender, and any other party reasonably designated by Landlord as an additional insured (each an “Additional Insured”).	—	Not less than $3,000,000 Combined Single Limit for both Bodily Injury and Property Damage.

C. Causes of loss — special form commercial property insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage) covering the full replacement cost of the Leasehold Improvements and Tenant’s personal property, fixtures and equipment. Each of these policies shall name Landlord and each Additional Insured as loss payee to the extent of their interest in the Leasehold Improvements.

D. Business interruption insurance including leasehold interest coverage for Tenant’s loss of income or insurable gross profits and covering continuation of rents during any time the Premises is untenantable, with a limit not less than Tenant’s annual rent.

All insurance carried by Tenant shall be in a form approved by Landlord and in an insurance company approved by Landlord, authorized to do business in the State and have a policy holder’s rating of no less than “A” and with a financial class size of IX or better in the most current edition of Best’s Insurance Reports. Upon the commencement of this Lease and prior to the expiration of any of its required insurance policies, and at interim dates upon Landlord’s reasonable request, Tenant shall furnish Landlord with a certificate or certificates of insurance confirming the existence and continuity of coverage. All policies maintained by Tenant in conformance with the requirements of this Lease shall provide at least thirty (30) days’ advance written notice to Landlord of cancellation, material change or intent not to renew and ten (10) days’ notice to Landlord for non-payment. Should Tenant fail to carry such insurance and/or furnish Landlord with a copy of all such certificates after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as Additional Rent or, at Landlord’s discretion, to evict Tenant and all its business operations from the Premises, without liability to Landlord.
8.07 Landlord’s Insurance. Landlord shall be responsible for insuring and shall at all times during the Term carry, as an operating expense for the Building, a policy of insurance which insures the Building, including the Premises (but excluding the Leasehold Improvements), against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by the standard insurance policy and extended coverage endorsement); provided, however, that Landlord shall not be responsible for and shall not be obligated to insure against any loss or damage to any trade fixtures or personal property installed by or paid for by Tenant on the Premises or any Leasehold Improvements.
8.08 Waiver of Subrogation. LANDLORD AND TENANT HEREBY RELEASE EACH OTHER AND EACH OTHER’S EMPLOYEES, AGENTS, CUSTOMERS AND INVITEES FROM ANY AND ALL LIABILITY FOR ANY LOSS OR DAMAGE TO PROPERTY OCCURRING IN, ON OR ABOUT OR TO THE PREMISES, THE BUILDING, IMPROVEMENTS TO THE BUILDING OR PERSONAL PROPERTY WITHIN THE BUILDING BY REASON OF FIRE OR OTHER CASUALTY WHICH COULD BE INSURED AGAINST UNDER A CAUSES OF LOSS-SPECIAL FORM PROPERTY INSURANCE POLICY, REGARDLESS OF CAUSE, INCLUDING THE NEGLIGENCE (INCLUDING THE SOLE NEGLIGENCE) OF LANDLORD OR TENANT AND THEIR EMPLOYEES, AGENTS, CUSTOMERS AND INVITEES. Each party to this Lease shall obtain from its respective insurance company a consent to this mutual waiver of subrogation/release, so as to prevent the invalidation of insurance coverage by reason of this mutual waiver of subrogation/release, and shall provide the other party a copy of any such consent.

ARTICLE IX
EMINENT DOMAIN
9.01 In the event the Building, or any portion thereof necessary, in the sole opinion of Landlord, to the continued efficient and/or economically feasible use of the Building shall be taken or condemned in whole of in part for public purposes, or sold to a condemning authority to prevent taking, then the Term shall, at the option of Landlord, forthwith cease and terminate. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. All compensation awarded is subject to the rights of Landlord’s mortgagee. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant’s trade fixtures and personal property as long as such award does not diminish the award to Landlord.
ARTICLE X
LIENS
10.01 Tenant will keep the Premises and Building free and clear of all mechanics’ and materialmen’s liens and other liens on account of work done for Tenant or persons claiming under it. Should any such lien be filed against the Premises and/or the Building, Landlord may, without notice to Tenant, elect to obtain the release of each lien and any sums expended by Landlord shall be immediately repaid to Landlord by Tenant together with interest at the rate of fifteen percent (15%) per annum. Should Tenant elect to dispute the amount required to release such lien or the quality of service provided by the contractor who placed the lien. Landlord shall have the right to require Tenant to provide a bond or other security against such lien in form and content acceptable to Landlord.
ARTICLE XI
RENTAL, PERSONAL PROPERTY AND OTHER TAXES
11.01 Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant’s business operations in the Premises and any personal property or similar taxes levied or imposed upon Tenant’s trade fixtures, Leasehold Improvements made by Tenant (excluding any made in connection with Tenant’s initial occupancy of the Premises) or personal property located within the Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or levied or imposed upon the property of, Landlord, Tenant shall reimburse Landlord for the same as Additional Rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such item and to defer payment, if permitted by applicable law, until after Tenant’s liability therefor is finally determined.
ARTICLE XII
ASSIGNMENT AND SUBLETTING
12.01 Tenant may not assign or transfer this Lease or sublet the Premises or any part thereof unless it first has obtained thirty (30) days’ prior written consent of Landlord, such not to be unreasonably withheld. For purposes hereof a transfer requiring consent of Landlord shall include, without limitation, any transaction resulting in a change of control of Tenant A “change of control” shall mean the transfer of fifty-one percent (51%) or more of Tenant’s assets, shares (excepting shares transferred in the normal course of public trading), membership interests, partnership interests or other ownership interests of Tenant. Landlord shall have the option, upon receipt of Tenant’s written request for Landlord’s consent to an assignment or subletting or other transfer, to cancel this Lease as to the portion of the Premises proposed to be sublet, in connection with any proposed subletting, or in its entirety with respect to any proposed assignment or other transfer. This option shall be exercised, if at all, within thirty (30) days following Landlord’s receipt of Tenant’s written request by delivery to Tenant of Landlord’s notice of intention to exercise this option. In the event of any such assignment or subletting or other transfer, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant’s other obligations under the terms, conditions and covenants of this Lease. Without limitation, it will be reasonable for Landlord to withhold consent to any assignment or subletting to a governmental authority or agency, an organization enjoying sovereign or diplomatic immunity, a medical or dental practice or a user that will attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high quality office building or that will impose an excessive demand on or use of the facilities or services of the Building, is a current tenant or subtenant of the Building or is a prospective tenant to whom Landlord has offered to lease space in the Building.
12.02 Notwithstanding the terms of Section 12.01, and provided Tenant is not then in default or breach of this Lease, Tenant may effect a assignment of the Lease or a subletting of the Premises to a Permitted Transferee without Landlord’s prior consent, but with notice to Landlord prior to the Permitted Transferee’s occupancy. “Permitted Transferee” means any person or entity that: (a) either (1) controls, is controlled by, or is under common control with Tenant (for purposes hereof, “control” shall mean ownership of not less than fifty one (51%) of all of the voting stock or legal and equitable interest in the entity in question), (2) results from the merger or consolidation of Tenant, or (3) acquires all or substantially all of the stock and/or assets of Tenant as a going concern; (b) if an assignment, the assignee has a tangible net worth immediately following the assignment of not less than the greater of (1) Tenant’s tangible net worth immediately before the assignment, or (2) Tenant’s tangible net worth as of the execution of this Lease; and (c) will not, by occupying the Premises, cause Landlord to breach any other lease or other agreement affecting the Property.
12.03 No assignment or subletting of the Premises or any part thereof or any other transfer shall be binding upon Landlord unless such assignee or subtenant or other transferee shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant’s obligations under this Lease. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a novation or release of Tenant from the further performance of its obligations under this Lease. In the event Landlord consents to Tenant assigning or subletting all or a portion of the Premises or any other transfer, then fifty percent (50%) of any rent accruing to Tenant as the result of such subletting or assignment which is in excess of the rent then being paid by Tenant, and any other economic consideration received by or to be received by Tenant in connection with any subletting or assignment, net of Tenant’s reasonable assignment and subletting costs, shall be paid to Landlord as Additional Rent.

12.04 In the event Landlord consents to Tenant assigning or subletting all or a portion of the Premises, or in the event of a permitted assignment or subletting under Section 12.03 above, (i) both Tenant and the assignee/ subtenant shall be held responsible under all the terms and conditions of this Lease including but not limited to the Rules and Regulations, and (ii) any right to extend or any other option under this Lease shall terminate unless, however, the assignee or subtenant is a Permitted Transferee.
12.05 Any assignment, subletting or other transfer by Tenant in violation of this Article XII shall be void and of no effect.
ARTICLE XIII
SUBORDINATION
13.01 This Lease shall be subject and subordinate to any mortgage or deed of trust (an “Encumbrance”) presently existing or hereafter placed upon the Building, and the recording of any such mortgage or deed of trust shall make it prior and superior to this Lease regardless of the date of execution or recording of either document. Tenant shall, at Landlord’s request, execute and deliver to Landlord, without cost, any instrument which may be deemed necessary or desirable by Landlord to confirm the subordination of this Lease; and, if Tenant fails or refuses to do so. Landlord may execute such instrument in the name and as the act of Tenant. Notwithstanding the foregoing, no default by Landlord under any such mortgage or deed of trust shall affect Tenant’s rights hereunder so long as Tenant is not in default under this Lease. Tenant shall, in the event any proceedings are brought forth for foreclosure of any such mortgage or deed of trust, attorn to the purchaser upon any such foreclosure and recognize such purchaser as Landlord under this Lease.
13.02 Tenant agrees that in the event of a foreclosure of any mortgage or deed of trust affecting the Premises, that in addition to Tenant’s attornment as set forth above in Paragraph 13.01, Tenant shall not hold any mortgagee or beneficiary of any purchaser at a foreclosure sale responsible for any defaults of any prior Landlord (including the original Landlord), or for the return of any security deposit required hereby.
13.03 Upon written request from Tenant Landlord shall use reasonable efforts, at Tenant’s sole cost and expense, to obtain from the then holder of any Encumbrance, a subordination, non-disturbance and attornment agreement (“SNDA”) on such holder’s standard form thereof that provides that foreclosure of the subject Encumbrance will not effect the validity of this Lease and that Tenant’s right to possession of the Premises will not be disturbed for so long as no default occurs and such other provisions as such holder may reasonably require as a standard condition to entering into an SNDA. Notwithstanding, the obtaining of such SNDA shall not be a condition to this Lease or Tenant’s obligations hereunder.
ARTICLE XIV
OMITTED
ARTICLE XV
DEFAULTS AND REMEDIES
15.01 Defaults by Tenant. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Tenant:
A. Tenant shall fail to pay any payment of rent within five (5) business days after the same shall be due and payable. No notice shall be required for default in payment.
B. Tenant shall fail to perform or observe any term, condition, covenant or obligation, other than the payment of rent, required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligations to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes such performance within thirty (30) additional days.
C. A trustee or receiver shall be appointed to take possession of substantially all of Tenant’s assets in, on or about the Premises or of Tenant’s interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; substantially all of Tenant’s assets in, on or about the Premises or Tenant’s interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter); or, a petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same).
D. Tenant abandons or vacates Premises.
15.02 Remedies of Landlord. Upon the occurrence of any event of default set forth in Paragraph 15.01, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant:
A. Landlord may apply the security deposit and/or re-enter the Premises and cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for any reasonable costs and expenses which Landlord may incur to cure such default; and, Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action. In the event Landlord should consult with or employ the services of legal counsel or bring suit against Tenant for any default or enforcement of any terms of this Lease, Tenant shall be liable for all such attorney’s fees and litigation costs incurred by Landlord and the same shall be recoverable against Tenant in addition to all other amounts that Landlord may recover.

B. Landlord may terminate this Lease as of the date of such default. Upon termination. Tenant or any party leasing the Premises through Tenant, shall immediately surrender the Premises to Landlord. Landlord may re-enter the Premises and dispossess Tenant or any other occupants of the Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearage in rent. In addition, Landlord may declare all past, present and future rent payments under this Lease to be immediately due and payable. Landlord may re-let all or part of the Premises to another party on terms and conditions which may vary from the terms of this Lease. Tenant shall be obligated to pay to Landlord the difference between the rent provided for in any such subsequent lease and the rent provided for in this Lease. No matter which remedy Landlord chooses, in its sole discretion, Tenant shall be liable for all costs and expenses caused by Tenant’s default and Landlord’s re-entry and re-letting, including but not limited to, all repairs, improvements, broker’s and attorneys’ fees.
15.03 Default by Landlord and Remedies of Tenant. It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant, provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such a nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant’s sole remedies shall be actual money damages (except as set forth in Paragraph 19.19) and specific performance, but Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder. Unless prohibited by law, any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense; Tenant acknowledges and understands, after having consulted with its legal counsel, that the purpose of this sentence is to shorten the period within which Tenant would otherwise have to raise such claims, demand, rights or defenses under applicable laws.
If Landlord shall be in default under this Lease, and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building for the collection of such judgment; and Tenant shall not look to any other property or assets of Landlord or Landlord’s partners, members, shareholders and joint venturers, and their respective directors, officers, managers, employees and agents (collectively, the “Landlord Parties”) in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Landlord Parties shall be personally liable for the performance of Landlord’s obligations under this Lease. It is understood that in no event shall Tenant have any right to (i) levy execution against any property of the Landlord Parties other than Landlord’s interest in the Building as hereinbefore expressly provided or (ii) collect consequential damages from Landlord. In the event of the sale or other transfer of Landlord’s right, title and interest in the Premises or the Building, Landlord shall be released from all liability and obligations hereunder.
15.04 Non-Waiver of Defaults. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provision. No waiver of any default and breach of this Lease shall be held to be a waiver of any other default and breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.
ARTICLE XVI
LANDLORD’S RIGHT TO RELOCATE TENANT
16.01 If the Total Leasable Area included in the Premises is less than twelve thousand (12,000) square feet, Landlord shall have the right, at its option, upon at least thirty (30) days’ prior written notice to Tenant, to relocate Tenant and to substitute for the Premises described herein other space in the Building containing at least as much Leasable Area as the Premises. Such substituted space shall be improved by Landlord, at its expense, with improvements, at least equal in quantity and quality to those in the Premises. Landlord shall pay all reasonable expenses incurred by Tenant in connection with such relocation, including costs of moving, door lettering, telephone relocation and reasonable quantities of new stationery. Upon completion of the relocation, Landlord and Tenant shall amend this Lease to change the description of the Premises and any other matters pertinent thereto.
ARTICLE XVII
HAZARDOUS MATERIAL, GOVERNMENTAL, INSURANCE AND ADA REQUIREMENTS
17.01 Hazardous Material. Tenant warrants and represents to Landlord that Tenant will comply with all federal, state and local environmental laws, rules, regulations and statutes applicable to Tenant’s use and occupancy of the Premises during the Term.
Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, except for such Hazardous Material as is necessary to Tenant’s business provided that Tenant has notified Landlord it will be bringing upon, keeping or using such Hazardous Material on or about the Premises.
Any Hazardous Material permitted on the Premises as provided in this Article, and all containers therefor, shall be used, kept, stored, and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to this Hazardous Material.
Tenant shall not discharge, leak, or emit, or permit to be discharged, leaked, or emitted, any material into the atmosphere, ground, sewer system, or any body of water, if that material (as is reasonably determined by Landlord, or any governmental authority) does or may pollute or contaminate the same, or may adversely affect (a) the health, welfare, or safety of persons, whether located on the Premises or elsewhere, or (b) the condition, use, or enjoyment of the building or any other real or personal property.

As used herein, the term “Hazardous Material” means (a) a “hazardous waste” as defined by the Resource Conservation a Recovery Act of 1976, as amended from time to time, and regulation promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any oil, petroleum products, and their by-products, and (d) any substance that is or becomes regulated by any federal, state, or local governmental authority.
Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage, and disposal of Hazardous Material kept on the Premises by Tenant, and Tenant shall give immediate notice to Landlord of any violation or potential violation of the provisions of this Paragraph 17.01. Tenant shall defend, indemnify and hold harmless Landlord and its agents, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorneys’ and consultants’ fees, court costs, and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release, or threatened release of any such Hazardous Material that is on, from, or affecting the soil, water, vegetation, building, personal property, persons, animals, or otherwise; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to that Hazardous Material; (c) any lawsuit brought or threatened, settlement reached, or government order relating to that Hazardous Material; or (d) any violation of any laws applicable thereto. The provisions of this Article shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive termination of this Lease.
Landlord is given the right, but not the obligation, to inspect and monitor the Premises and Tenant’s use of the Premises in order to confirm Tenant’s compliance with the terms of this Paragraph 17.01. Landlord may require that Tenant deliver to Landlord concurrent with Tenant’s vacating the Premises upon the expiration of this Lease, or any earlier vacation of the Premises by Tenant, at Tenant’s expense, a certified statement by licensed engineers satisfactory to Landlord, in form and substance satisfactory to Landlord, stating that Tenant, Tenant’s Work and any alterations thereto and Tenant’s use of the Premises complied and conformed to all environmental laws.
Landlord will, upon written request from Tenant, provide to Tenant any third party Hazardous Material assessments or studies regarding the Building or the Land which were performed within the three (3) year prior to the date of this Lease and which are in Landlord’s possession, all without representation or warranty by Landlord.
17.02 Governmental and Insurance Requirements. Tenant shall, at its sole cost and expense, comply with all of the requirements of any insurance carrier for the Building and of all county, municipal, state, federal and other applicable governmental authorities, now in force or which may hereafter be in force.
17.03 Americans with Disabilities Act. Any costs for alterations, additions or improvements required to modify the Common Areas of the Building in conjunction with the Americans with Disabilities Act (“ADA”), shall be paid by Landlord. Such alternations, additions or improvements shall be made in the sole discretion of Landlord. Any alterations, additions or improvements required to modify the Premises in conjunction with the ADA shall be approved by Landlord and paid by Tenant. Within ten (10) days after receipt. Tenant shall advise Landlord in writing of any notices alleging violation of ADA relating to any portion of the Building or the Premises.
ARTICLE XVIII
NOTICE AND PLACE OF PAYMENT
18.01 Notices. Any notice by Tenant to Landlord must be in writing and served by overnight delivery service (with confirmation of delivery), certified mail, postage prepaid, addressed to Landlord at the place designated in Paragraph 1.01L, or at such other address as Landlord may designate from time to time by written notice. Any notice by Landlord (which may be given by Landlord or Landlord’s attorney or management company) to Tenant must be in writing and served by overnight delivery service (with confirmation of delivery), certified mail, postage prepaid, addressed to Tenant at the place designated in Paragraph 1.01L, or at such other address as Tenant may designate from time to time by written notice to Landlord. All notices shall be effective upon delivery or attempted delivery in accordance with this Paragraph 18.01.
18.02 Place of Payment. All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord’s management agent at the address specified in Paragraph 1.01G or any other address Landlord may specify from time to time by written notice given to Tenant.
ARTICLE XIX
MISCELLANEOUS GENERAL PROVISIONS
19.01 Roof Rights. Except as otherwise provided in this Lease, Landlord shall have the exclusive right to use all or any portion of the roof of the Building for any purpose. This Lease does not grant any rights to light, view and/or air over the Premises or Building.
19.02 Estoppel Certificate. Tenant agrees, at any time, and from time to time, upon not less than ten (10) days’ prior notice by Landlord (and which ten (10) day period is not subject to any notice and cure periods otherwise provided under this Lease), to execute, acknowledge and deliver to Landlord, a statement in writing addressed to Landlord or other party designated by Landlord certifying that this Lease is in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the actual commencement and expiration dates of the Lease, stating the dates to which rent and other charges, if any, have been paid, that the Premises have been completed on or before the date of such certificate and that all conditions precedent to the Lease taking effect have been carried out that, Tenant has accepted possession, that the lease term has commenced, Tenant is occupying the Premises and is open for business, stating whether or not there exists any default by either party in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and if so, specifying each such default of which the signer may have knowledge and the claims or offsets, if any, claimed by Tenant, and such other matters reasonably required by Landlord or any prospective purchaser, mortgagee or beneficiary of the Building; it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord or a purchaser of Landlord’s interest and by any mortgagee or beneficiary or prospective mortgagee or beneficiary of any mortgage or deed of trust affecting the Premises or the Building. If Tenant does not deliver such statement to Landlord within such ten (10) day period. Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord, (ii) that this

Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts. Tenant shall also, on ten (10) days’ written notice, provide an agreement in favor of and in the form customarily used by such encumbrance holder, by the terms of which Tenant will agree to give prompt written notice to any such encumbrance holder in the event of any casualty damage to the Premises or in the event of any default on the part of Landlord under this Lease, and will agree to allow such encumbrance holder a reasonable length of time after notice to cure or cause the curing of such default before exercising Tenant’s right of self-help under this Lease, if any, or terminating or declaring a default under this Lease. In the event Tenant fails to timely deliver any document under this Paragraph 19.02, Landlord may charge Tenant a penalty of Fifty Dollars ($50) for each day such delivery is delinquent.
19.03 Recording of Memorandum of Lease. This Lease or a certificate or memorandum thereof prepared by Landlord may at the option of Landlord be recorded. Tenant shall execute any such certificate, short form lease or memorandum upon demand by Landlord. Tenant shall not be permitted to record any certificate or memorandum of lease. Tenant will keep the terms of this Lease confidential and, unless required by law, may not disclose the terms of this Lease to anyone other than Tenant’s accountants, consultants, employees, officers, directors, partners, shareholders, members, attorneys and lenders and then to the extent necessary to Tenant’s business.
19.04 Real Estate Broker. Landlord and Tenant hereby represent and warrant that, other than the Real Estate Brokers identified in Paragraph 1.01H (each of whom will be compensated by Landlord pursuant to separate agreements with Landlord), no other party is entitled, as a result of the actions or dealings of the respective party, to a commission or other fee resulting from the negotiation or execution of this Lease. Accordingly, each party hereto covenants and agrees to pay, hold harmless and indemnify the other party from and against any and all costs (including reasonable attorneys’ fees), expense or liability for the breach of this representation and warranty on its part and for any compensation, commissions and charges claimed by any broker or other agent (other than the aforesaid brokers to be compensated by Landlord) with respect to this Lease as a result of the representation or the negotiation thereof on behalf of such party.
19.05 Force Majeure. In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather or other causes beyond such party’s reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a “reasonable time,” and such time shall be deemed to be extended by the period of such delay. The provisions of this Paragraph 19.05 shall not operate to excuse Tenant from the prompt payment of Base Rent, Additional Rent or any other payments required by the terms of this Lease.
19.06 Applicable Law; Venue. This Lease and the rights and obligations of the parties arising hereunder shall be construed in accordance with the laws of the State defined in Paragraph 1.01A. Any legal action under this Lease shall be brought in the county where the Premises are located.
19.07 Entire Agreement; Preliminary Negotiations. The Lease, the exhibits and addendum, if any, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. All prior communications, negotiations, arrangements, representations, agreements and understandings, whether oral, written or both, between the parties hereto and their representatives, are merged herein and extinguished, this Lease superseding and canceling the same. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed by the party against which such subsequent alteration, amendment, change or modification is to be enforced. Tenant hereby acknowledges that (a) this Lease contains no restrictive covenants or exclusives in favor of Tenant; (b) this Lease shall not be deemed or interpreted to contain, by implication or otherwise, any warranty, representation or agreement on the part of Landlord that any particular tenant shall open for business or occupy or continue to occupy any space in or adjoining the Building during the Term of this Lease or any part thereof, and Tenant hereby expressly waives all claims with respect thereto and acknowledges that Tenant is not relying on any such warranty, representation or agreement by Landlord either as a matter of inducement in entering into this Lease or as a condition of this Lease or as a covenant by Landlord; (c) Landlord and/or its real estate agent, has not made, and does not now make, any representations as to the past, present or future condition, income, expenses, operation or any other matter or thing affecting or relating to the Premises except as may be herein expressly set forth, and no such terms, agreements, covenants and conditions were made by and between the parties hereto; (d) Tenant has satisfied itself that the property described herein is property zoned and usable for the purpose for which Tenant is leasing same; and (e) Tenant has obtained or satisfied itself that it can obtain a Certificate of Occupancy and/or any other required permit(s) from any authority having jurisdiction over the Premises confirming that Tenant may occupy the Premises for the purposes set forth in Paragraph 5.01.
19.08 Successors and Assigns. This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that Landlord, its successors and assigns shall be liable for and obligated to perform Landlord’s covenants under this Lease only during and in respect of their successive periods of ownership during the Term.
19.09 Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.
19.10 Definition of the Relationship between the Parties. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of or joint venturer with Tenant in the conduct of Tenant’s business on the Premises or otherwise.
19.11 Certain Words, Gender and Headings. As used in this Lease, the word “person” shall mean and include, where appropriate an individual, corporation, partnership or other entity; the plural shall be substituted for the singular and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference and do not affect, define, limit or describe the scope or intent of this Lease.

19.12 Name of Building. Landlord shall have the right to change the name of the Building during the Term or any extension thereof and shall have no obligation for any loss or damage to Tenant by reason thereof.
19.13 Common Areas. Tenant shall have the nonexclusive right, in common with others, to the use of common entrances, lobbies, elevators, ramps, drives, stairs and similar access and service ways and other Common Areas in the Building, subject to the Rules and Regulations.
19.14 Parking. Subject to limitations and conditions established from time to time by Landlord, Tenant shall be allocated the non-exclusive right to a maximum of 4.00 unreserved parking spaces per 1,000 LSF of the Office Premises (initially seventy-eight (78) spaces) for its employees and visitors, without charge, and in any parking area made available and designated for unreserved parking generally for tenants and their employees and visitors at the Building. Upon Landlord’s request, Tenant shall indicate which cars are designated to park in any one of the parking areas, and Landlord shall have the right to require that a parking sticker or decal be affixed to those cars so designated. Landlord may assign specific spaces and may reserve space for visitors, small cars, handicapped individuals, and Tenant and its employees and visitors shall not park in any such assigned and/or reserved spaces provided that Landlord ensures availability to Tenant of its allocated parking spaces. Landlord reserves the right to temporarily close all or a portion of the parking areas in order to make repairs or perform maintenance.
19.15 Entity Authority. If Tenant executes this Lease as a corporation, partnership or limited liability company, each of the persons executing this Lease on behalf of Tenant does hereby personally covenant and warrant that Tenant is a duly authorized and existing legal entity, that Tenant has and is qualified to do business in the State, that the entity has full right and authority to enter into this Lease and that each person signing on behalf of the entity was authorized to do so.
19.16 Examination of Lease. The submission of this lease form by Landlord for examination does not constitute an offer to lease or a reservation of an option to lease. In addition, Landlord and Tenant acknowledge that neither of them shall be bound by the representations, promises or preliminary negotiations with respect to the Premises made by their respective employees or agents. It is their intention that neither party be legally bound in any way until this Lease has been fully executed by both Tenant and Landlord.
19.17 Financial Statements. From time to time during the Term of this Lease, but not more often than one (1) time per calendar year except in connection with a contemplated refinancing or sale of the Building by Landlord, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements for the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant consents to the delivery of such financial statements by Landlord to lenders or prospective lenders or purchasers of the Building.
19.18 Omitted.
19.19 Consents and Approvals. Whenever Landlord’s consent or approval is required herein or when Tenant requests any processing or documentation of any assignment, subletting, license, concession, creating of a security interest, granting of a collateral assignment, change of ownership or other transfer, such consent or approval shall not be deemed given until Landlord has provided such consent or approval in writing. Tenant shall pay to Landlord the amount of five hundred dollars ($500.00) as an administrative fee in addition to Landlord’s reasonable attorneys’ fees incurred in connection with Tenant’s request for Landlord’s consent, approval or other action. Such administrative fee shall be paid to Landlord within five (5) business days of Landlord’s consent, approval or other action else such consent, approval or other action shall be null and void. Where the consent or approval of Landlord shall be required, such consent or approval shall be granted in Landlord’s sole discretion, unless otherwise expressly provided. With respect to any provision of this Lease which either expressly provides or is held to provide that Landlord shall not unreasonably withhold or unreasonably delay any consent or approval. Tenant shall not be entitled to make claim for, and Tenant expressly waives claim for, damages incurred by Tenant by reason of Landlord’s failure to comply, it being understood and agreed that Tenant’s sole remedy shall be an action for specific performance.
19.20 Jury Trial; Claims; Survival. To the extent permitted by applicable law, and acknowledging that the consequences of said waiver are fully understood, Tenant hereby expressly waives the right to trial by jury in any action taken with respect to this Lease and waives the right to interpose any set-off or counterclaim of any nature or description in any action or proceeding instituted against Tenant pursuant to this Lease. Notwithstanding anything in this Lease to the contrary, the representations and undertakings of Tenant under this Lease shall survive the expiration or termination of this Lease regardless of the means of such expiration or termination.
19.21 No Prepayment. Tenant shall not pay Base Rent, Additional Rent, or any other charges more than thirty (30) days prior to the due date thereof. No prepayment of Base Rent, Additional Rent or other charges, no assignment of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of the Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord’s mortgagees of record, if any.
19.22 OFAC Certification.
A. Tenant certifies that:
1. It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and
2. It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.
B. Indemnification. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

19.23 Independent Covenants TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.
19.24 Enforcement Costs. If Landlord or Tenant brings any action against the other to enforce or interpret any provision of this Lease (including any claim in a bankruptcy or an assignment for the benefit of creditors), the prevailing party shall recover from the other reasonable costs and attorneys’ fees incurred in such action.
19.25 Mortgagee Consent. If a mortgagee of the Building has the right to consent to this Lease and fails to give such consent on terms and conditions acceptable to Landlord in its sole and absolute discretion, Landlord shall have the right, in its sole and absolute discretion, to terminate and cancel this Lease within thirty (30) days following the date of this Lease. Such option shall be exercisable by Landlord by written notice to Tenant of such termination, whereupon this Lease shall be deemed cancelled and terminated, and both Landlord and Tenant shall be relieved of any and all liabilities and obligations hereunder.
19.26 Monument Signage. Landlord grants Tenant the right to install its tradename/corporate logo on the Building’s multi-tenant monument sign located on Tice Blvd. subject to the following terms and conditions:
(a) Tenant’s position on the monument sign shall be determined from the LSF occupied by Tenant as compared to the LSF of other tenants having monument sign rights, with the tenant occupying the most LSF in the Building from time to time having the right to the uppermost position.
(b) The graphics, materials, color, design, lettering, lighting, size, specifications and manner of affixing/installing Tenant’s monument signage shall be subject to Landlord’s prior approval, and further subject to compliance with all laws, ordinances, restrictions of record and easements affecting same (collectively, “Sign Laws”). Landlord’s approval of any monument signage shall not constitute a representation by Landlord that any such signage complies with any applicable Sign Laws;
(c) Tenant shall maintain all monument signage in good condition and repair. Tenant will be responsible for all costs and expenses related to the installation, maintenance and removal or replacement of all monument signage including, without limitation, design costs; provided that initial design and installation costs may be included in Construction Costs. Landlord may, at its option and upon notice to Tenant, undertake the maintenance of the monument signage to the extent Landlord maintains all exterior tenant signage generally, in which case the costs thereof will be billed back to Tenant and payable within thirty (30) days after billing by Landlord as Rent under the Lease;
(d) At Landlord’s option, Tenant’s rights under this subsection (c) shall terminate upon (1) the occurrence of a default, or (2) Tenant’s failure at any time to be leasing and, from and after the Commencement Date, in actual occupancy of all of the Office Premises (the “Occupancy Requirement”) for reasons other than casualty or permitted remodeling or repairs, or (3) in any event, upon termination of this Lease or Tenant’s right to possession of the Premises. Upon the occurrence of any such events and demand by Landlord, Tenant shall remove all of its monument signage and repair any damage caused thereby at its sole cost and expense;
(e) Tenant must install its monument signage within six (6) months after the Commencement Date, failing which Tenant’s rights to install such signage shall be subordinate to any other monument sign rights granted by Landlord. Tenant’s monument signage rights are further subject and subordinate to any competing or conflicting rights granted during any period during which Tenant fails to meet the Occupancy Requirement or a default exists; and
(f) Tenant’s rights under this Section are personal to Tenant and may not be assigned or transferred, and any attempted assignment or transfer in violation of this restriction shall be null and void; provided, however, that (a) Tenant’s rights under this Section shall inure to the benefit of a successor in interest to Tenant by merger or consolidation provided that such did not require Landlord’s consent under the Lease, and (b) Tenant may assign its rights under this Section to any assignee of Tenant’s interest in the Lease pursuant to an assignment that did not require Landlord’s consent under the Lease. Any other attempted assignment or transfer by Tenant of its rights under this Section shall be null and void and of no force and effect.
19.27 Termination of Existing Tenant Lease. This Lease is expressly conditioned upon Landlord having entered into an agreement with the existing tenant(s) of the Premises to terminate such lease(s) and such tenant(s) vacating the Premises by not later than May 15, 2010, on terms and conditions acceptable to Landlord in its sole discretion and, failing which, Landlord may terminate this Lease by written notice Tenant and thereafter, and subject to Landlord returning the Security Deposit to Tenant, neither Landlord nor Tenant shall have any rights or obligations one to the other.
19.28 Exhibits. All exhibits attached hereto are incorporated and made a part hereof by reference.
[SIGNATURES FOLLOW ON NEXT PAGE.]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.

TENANT:	I.D. SYSTEMS, INC. a Delaware corporation
	By:	/s/ Ned Mavrommatis
Name: Ned Mavrommatis
Title: CFO

LANDLORD:	IPC NEW YORK PROPERTIES, LLC. a Delaware limited liability company

	By:	IPC Commercial Properties, LLC. a Delaware limited liability company, Its sole member

		By:	/s/ Robert H. Thomas, Jr.
Name: Robert H. Thomas, Jr.
Title: Vice President

Signature Page

EXHIBIT D
WORK LETTER
1. Landlord’s Work. Subject to and upon the conditions hereinafter set forth, Landlord agrees to construct or cause to be constructed within the Premises the Landlord’s Work, which shall for purposes hereof be deemed to mean only the improvements which are described in the Final CDs described below. Tenant acknowledges and agrees that this Work Letter constitutes the entire agreement of Landlord and Tenant with respect to the construction of the Landlord’s Work and the preparation of the Premises for occupancy and that, except for Landlord’s obligation to complete the Landlord’s Work, Landlord has no obligations to make any modifications, alterations or improvements to the Premises pursuant to the Lease.
2. Construction Drawings. Reference is made hereby to the finish schedule and space plans attached hereto as Annex D-1 (collectively, the “Finish Schedule and Space Plans”) prepared by Studio 1200 (“Architect”). Landlord and Tenant hereby acknowledge their approval of the Finish Schedule and Space Plans. Any modification to the Finish Schedule and Space Plans shall be subject to Landlord’s approval. As soon as practical after the date of the Lease, Tenant shall, at its sole cost and expense, and at Tenant’s sole cost and expense, cause Architect to prepare from the Finish Schedule and Space Plans and deliver to Landlord for Landlord’s approval, preliminary architectural, mechanical and electrical working drawings, plans and specifications (collectively, the “Preliminary Construction Drawings” or the “Preliminary CDs”) necessary to complete the design and construction of improvements identified on or from the Finish Schedule and Space Plans. Upon receipt of the Preliminary CDs. Landlord shall review the same and notify Tenant in writing of any objections Landlord may have with respect thereto, such objections to be made with specificity and in good faith. If Landlord does not object to any of the Preliminary CDs (or subsequent revisions thereto) within seven (7) days after receipt, Landlord shall be deemed to have approved of same. Promptly upon receipt of Landlord’s objections to the Preliminary CDs, if any, Tenant shall cause the Preliminary CDs to be revised in accordance with Landlord’s objections and shall resubmit same to Landlord for approval. This procedure shall be repeated until Landlord approves the Preliminary CDs (though Landlord shall have only three (3) days to review and object to resubmitted Preliminary CDs). The Preliminary CDs finally approved by Landlord are hereinafter referred to as the “Final CDs” and all improvements to be made to the Premises or Building pursuant thereto is the “Landlord’s Work”.
3. Cost of the Landlord’s Work.
(a) As used herein the “Cost of the Landlord’s Work” means the actual cost to Landlord of constructing the Landlord’s Work including, without limitation, (i) the cost of all work, labor, materials and supplies; (ii) the cost of all contractor fees and general conditions and permitting costs/fees; and (iii) utilities used in the performance of the Landlord’s Work, additional janitorial services, and related taxes and insurance costs. The Cost of the Landlord’s Work does not include architectural, engineering and design fees including but not limited to those incurred in connection with the preparation or review/revision of any preliminary or final Finish Schedule and Space Plans, any mechanical, electrical and plumbing drawings, or the Preliminary or Final CDs (collectively, “Design Costs”) or any other Tenant’s Expenses (hereinafter defined). Landlord shall pay for the Cost of the Landlord’s Work.
(b) As used herein. “Tenant’s Expense” means (i) any portion or incremental increase in the Cost of the Landlord’s Work caused or due to changes to the Finish Schedule and Space Plans requested by Tenant, or (ii) any portion or incremental increase in the Cost of the Landlord’s Work caused or due to changes to the Preliminary CDs requested by Tenant that are inconsistent with the Finish Schedule and Space Plans, (iii) Change Order Costs, (iv) if Tenant requires any non-Building standard improvements or materials (and Landlord agrees thereto) not set forth in the Final CDs, the Cost of the Landlord’s Work above what it would have cost if only Building standard improvements had been constructed or Building standard materials had been used, (v) any cost incurred due to Tenant Delays, (vi) the cost of all “Alternates” (i.e., Compressed Air for Labs -$10,851.86, Pre-Action Systems -$16,277.81; Card Access System -$21,703.74; totaling $48,833.42 (the “Alternates Cost”), and (vii) all Design Costs. Tenant shall contract with and directly engage the Architect and any other person preparing any the Finish Schedule and Space Plans and the Preliminary and Final CDs and shall be directly responsible for all Design Costs.
(c) If Landlord determines that the Cost of the Landlord’s Work will include any Tenant’s Expense, Landlord will deliver to Tenant an itemization thereof (the “Tenant’s Expense Itemization”) and Landlord shall not be required to commence construction of any of the Landlord’s Work (or continue same, as applicable) until Tenant has approved of the Tenant’s Expense Itemization and paid to Landlord the Tenant’s Expense identified therein. If Tenant does not disapprove of the Tenant’s Expense Itemization in writing within three (3) days after delivery thereof to Tenant by Landlord, Tenant shall be deemed to have approved of the Tenant’s Expense Itemization in all respects. If Tenant expressly disapproves of the Tenant’s Expense Itemization within such three (3) day period, then each day elapsing between the expiration of such three (3) day period and the date on which Tenant provides written approval of the Tenant’s Expense Itemization or the Final CDs are revised by Change Order to remove any disapproved Tenant’s Expense shall be considered a day of “Tenant Delay”. The statements of costs submitted to Landlord by Landlord’s contractors, architects, engineers and consultants shall be conclusive for purposes of determining the actual Cost of the Landlord’s Work and any Tenant’s Expense. Notwithstanding the above, Tenant acknowledges and agrees that, if Tenant chooses any Alternates, the related Alternates Costs are a proper Tenant’s Expense and will be paid for by Tenant.
4. Change Orders. Changes in the Landlord’s Work may be accomplished only by a Change Order (defined below). Prior to implementing any requested change to the Landlord’s Work, Tenant shall have Architect prepare and deliver to Landlord (at Tenant sole cost and expense) for Tenant’s and Landlord’s approval and execution a Change Order (herein so called) setting forth (i) the requested change in the Landlord’s Work. Any such Change Order shall be subject to Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed unless the requested change would adversely affect (in the reasonable discretion of Landlord) (a) the Building structure or the Building systems, (b) the exterior appearance of the Building, or (c) the appearance of the Building’s Common Areas or elevator lobby areas, in which case Landlord may withhold its consent in its sole and absolute discretion. Further, Landlord shall not be required to approve any Change Order until it has been revised to include; (i) the extent of the adjustment in the total Cost of the Landlord’s Work, if any, including, without limitation, all of Landlord’s extra costs associated with such changes, including, but not limited to, a construction management fee in the amount of three percent (3.00%) of such increased costs (collectively, “Change Order Costs”), and (ii) the estimated number of days of Tenant Delay in achieving Substantial Completion of the Landlord’s Work due to the Change Order, if any, and Tenant has agreed to such in writing. If Tenant fails to approve, execute and deliver to Landlord a Change Order otherwise approved by Landlord and pay all Change Order Costs within three (3) days following receipt thereof. All Change Order Costs will be included in Tenant’s Expense.

D-1

5. Substantial Completion/Tenant Delay. After the Tenant has paid any Tenant’s Expense then required to be paid under this Work Letter including, without limitation, all Alternates Costs, and Landlord has obtained all necessary building permits, Landlord shall enter into a contract with a general contractor selected by Landlord (“General Contractor”) and cause the Landlord’s Work to be performed in accordance with the Final CDs using Building standard materials (unless otherwise provided in the Final CDs). As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean that the Landlord’s Work has been substantially completed in accordance with the Final CDs as reasonably determined by Landlord’s construction manager and Tenant may lawfully occupy the Premises. Substantial Completion shall have occurred even though minor details of construction, decoration and mechanical adjustments and other “punch-list” items remain to be completed (“Punch-List Items”). If Landlord shall be delayed in achieving Substantial Completion of the Landlord’s Work as a result of any Tenant Delays which are described in the Lease or this Work Letter, or upon the occurrence of any of the following events (which events are also referred to herein as “Tenant Delays”):
(i) Tenant’s failure to furnish any information, document or approval required to be furnished by Tenant to Landlord hereunder at the time and in the manner set forth herein or to take any action or perform any obligation required hereby within an allotted time period; or
(ii) Tenant’s request or requirements for materials, finishes or installations other than Landlord’s Building Standard which results in a delay in substantially completing construction of the Landlord’s Work; or
(iii) Tenant requested Change Orders; or
(iv) The performance of any work in the Premises by Tenant or any by a person, firm or corporation employed by Tenant (e.g., move-in, set up, testing, installation of telecommunications and voice data equipment which results in a delay in substantially completing construction of the Landlord’s Work (all such persons, firms or corporation being subject to the approval of Landlord); or
(v) Tenant’s failure to pay Landlord any Tenant’s Expense at the time and in the manner required by this Work Letter; or
(vi) Tenant’s failure to take any action in connection with obtaining a certificate of occupancy for the Premises that must be taken by Tenant (e.g., applications for certificate of occupancy).
then, solely for purposes of determining the Commencement Date, the date of Substantial Completion shall be moved forward one day for each day of Tenant Delay. Each calendar day of any such delays will correspond to one day of Tenant Delay.
When Landlord considers the Landlord’s Work in the Premises to be Substantially Completed, Landlord will notify Tenant and within three (3) business days thereafter. Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any Punch-List Items. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on Punch-List items. Only one punch list will be prepared. Tenant agrees that upon Substantial Completion of the Landlord’s Work and upon delivery of possession of the Premises to Tenant, Tenant will (i) accept the Premises in its then existing condition, subject only to the Punch-List Items, and (ii) execute and deliver to the Acceptance of Premises Amendment in the form of that attached as Exhibit C to the Lease; provided that the failure of Tenant to execute such agreement will not act to delay the occurrence of the Commencement Date. Landlord shall use reasonable efforts to cause the General Contractor performing the Landlord’s Work to complete all Punch-List items within thirty (30) days after agreement thereon and Tenant’s execution of the Acceptance of Premises Amendment (and subject to Tenant Delays and Force Majeure); provided, however, that Landlord shall not be obligated to engage overtime labor in order to complete such items.
6. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Juan Martinez
c/o CBRE
700 Alexander Park
Suite 301
Princeton, New Jersey 08540
Telephone: (609) 951-4248
Telecopy: (609) 951-0180
Email: Juan.Martinez@cbre.com

Tenant’s Representative:

c/o

Telephone:

Telecopy:

Email:

7. Defined Terms. Capitalized but undefined terms shall have the meaning set forth for such terms in the Lease.

D-2

EXHIBIT F
EXTENSION OPTIONS
1. Grant of Options to Extend. Subject to the terms and conditions of this EXHIBIT F, Tenant shall have two (2) options (each an “Extension Option”) to extend the Term as to all, but not less than all of the Premises, for a term (each an “Extension Term”) of five (5) years each commencing on the day after the expiration of the initial Term, with respect to the first (1st) Extension Term, or the day after the expiration of the first (1st) Extension Term, with respect to the second (2nd) Extension Term, if applicable. Tenant shall exercise an Extension Option, if at all, only by written notice (an “Extension Notice”) delivered to Landlord not less than twelve (12) or more than fifteen (15) months, prior to the then current Expiration Date of the initial Term, with respect to the exercise of the first (1st) Extension Option, or the Expiration Date of the first (1st) Extension Term, with respect to the exercise of the second (2nd) Extension Option. Tenant’s exercise of an Extension Option shall be irrevocable by Tenant. The terms and conditions of Tenant’s lease of the Premises during each Extension Term shall be the same terms and conditions of the Lease as in effect immediately prior to the commencement of such Extension Term, except as follows:
(a)
The Base Rent for the Extension Term shall be 100% of the Market Rate. The “Market Rate” shall be Landlord’s good faith and reasonable estimate of the prevailing per annum base rent rate per square foot of rentable area being charged as of the commencement date of the subject Extension Term for each year of the subject Extension Term for renewing net tenancies covering commercial office space of comparable size and quality to the Premises in comparable buildings (“Comparable Buildings”) in the northern New Jersey office market/trade area (the “Market Area”) taking into account all pertinent factors including, without limitation, the creditworthiness of Tenant, the use, local and/or floor level(s) within the building, the definition of rentable area, the term of the extension, when the comparable rate was contracted for, any new base year or expense stop, the number and cost of parking spaces, the quality, amenities, age and location of the Comparable Buildings, the involvement or non-involvement of a broker, any improvement allowances and tenant concessions, rent incentives, annual market escalations, and other market conditions;

(b)	Tenant shall be entitled to receive the concessions or allowances included by Landlord in determining the Market Rate.
(c)
No abatements or allowances applicable to any period prior to the subject Extension Term; or other concessions applicable during any period prior to the subject Extension Term, if any, shall apply during either Extension Term unless expressly agreed by Landlord;

(d)	Subject to subparagraph (b) above, the Premises shall be accepted by Tenant for the Extension Term in its “as is” condition and “with all faults” unless expressly agreed otherwise by Landlord; and
(f)
After Tenant’s exercise of the first (1st) Extension Option, if at all, there shall be only one (1) remaining Extension Option, and after the exercise of the second (2nd) Extension Option, if at all, there shall be no remaining rights or options to renew or extend the Term.

2. Market Rate Notice and Arbitration. Within twenty one (21) days after Landlord receives Tenant’s Extension Notice, Landlord shall deliver a written notice (“Market Rate Proposal”) to Tenant specifying the Market Rate and the Base Rent for the subject Extension Term. Tenant, within fifteen (15) days after Landlord delivers the Market Rate Proposal, shall either (i) give Landlord notice of Tenant’s unconditional acceptance of Landlord’s determination of Market Rate for the subject Extension Term set forth in the Market Rate Proposal (an “Acceptance Notice”), or (ii) give Landlord notice of Tenant’s rejection of Landlord’s determination of Market Rate for the subject Extension Term set forth in the Market Rate Proposal (a “Rejection Notice”). If Tenant timely delivers an Acceptance Notice, then the Market Rate (including, without limitation, the Base Rent for the subject Extension Term), will be as set forth in the Market Rate Notice. If Tenant does not timely deliver an Acceptance Notice or a Rejection Notice, Tenant will be deemed to have timely delivered an Acceptance Notice. If Tenant timely delivers a Rejection Notice and Landlord and Tenant, working in good faith, cannot agree on Market Rate for the subject Extension Term by the date which is one hundred eighty (180) days prior to the then current Expiration Date of the Lease (the “Outside Agreement Date”), then the Market Rate for the subject Extension Term will be determined as follows:
(i) Within ten (10) days after the expiration of the Outside Agreement Date. Landlord and Tenant shall each shall select a professional licensed commercial real estate broker of its choice, and give the other party written notice of such broker’s name, address and telephone number. If either party fails to timely deliver to the other party written notice of such party’s selected broker, such party shall have no further right to select a broker and the determination of the Market Rate by the single broker selected shall be determinative for purposes hereof;
(ii) The two selected brokers shall attempt to mutually determine the Market Rate for each year of the Extension Term and if the two (2) selected brokers agree on the Market Rate, then the Market Rate for each such year shall be as determined by the two (2) selected brokers. If the two (2) selected brokers cannot agree on the Market Rate within thirty (30) days after their appointment, then the two (2) selected brokers shall immediately select another, neutral broker and shall furnish Landlord and Tenant written notice of such broker’s name, address and telephone number. Each of the three (3) selected brokers shall then individually determine Market Rate (considering the criteria described above) and the Market Rate shall be the average of the closest two (2) of the three (3) determinations of the Market Rate for the Extension Term;
(iii) If the procedure set forth above is implemented, and if for any reason whatsoever the Market Rate has not been finally determined prior to the commencement of the Extension extended Term, then the Market Rate initially estimated by Landlord shall be the Market Rate for all purposes under the Lease until such time as the Market Rate is finally determined as set forth above, and Landlord and Tenant shall, by appropriate payments or credits to the other, correct any overpayment or underpayment which may have been made prior to such final determination;

F-1

(iv) Each of Landlord and Tenant shall instruct their appointed broker to perform in good faith and in a timely manner. Each of the selected brokers hereunder (including the third appointed broker, if applicable) shall by profession be a licensed real estate broker who has had, within the immediately preceding fifteen (15) years, at least ten (10) years of commercial office building leasing experience and who has negotiated to full execution at least ten (10) commercial office leases of at least 10,000 LSF each in the Market Area within the two (2) year period ending upon the then current Expiration Date and who does not have a conflict of interest in representing either Landlord or Tenant and who is not concurrently involved in a transaction in which a commission, fee or other compensation is anticipated to be payable to such broker by a party hereto. Neither Landlord nor Tenant shall consult with such broker as to his or her opinion as to the Market Rate prior to the appointment.
(v) Landlord and Tenant shall each bear the cost of their own broker and attorneys in connection with the determination of the Market Rate. The cost of the third broker shall be shared equally by Landlord and Tenant.
3. Termination. Tenant’s rights under this Exhibit shall automatically terminate: (i) in the event that Tenant does not timely and properly exercise the Extension Option; or (ii) if the Lease or Tenant’s right to possession of the Premises is terminated; or (iii) Tenant exercises any right to terminate the Lease in its entirety) or to reduce the Premises, or (iv) a Transfer occurs (other than a Transfer described in Paragraph 5(a) or (b) below. Each of such termination events shall, at Landlord’s option, apply to terminate the Extension Option whether or not Tenant may have theretofore delivered an otherwise valid Extension Notice. Landlord may, at its option, waive any termination event.
4. Conditions. Tenant’s exercise of the Extension Option is conditioned upon: (i) Tenant not being in monetary Default at the time of exercise of an Extension Option and on the commencement date of the subject Extension Term, (ii) Tenant being in occupancy of substantially all of the Premises and (iii) Tenant’s financial condition not having materially adversely changed since the date of the Lease with respect to the first (1st) Extension Option, or since the commencement of the first (1st) Extension Term, with respect to the second (2nd) Extension Option. Additionally, if all of such conditions are not satisfied on the day preceding the commencement of the subject Extension Term, then, at Landlord’s sole option, the Extension Notice shall be null and void, the Term shall not be extended and the Lease will expire upon the then scheduled Expiration Date.
5. Prohibition on Assignment. Tenant’s rights under this Exhibit are personal to Tenant and may not be assigned or transferred, and any attempted assignment or transfer in violation of this restriction shall be null and void; provided, however, that (a) Tenant’s rights under this Exhibit shall inure to the benefit and may be exercised by a successor in interest to Tenant by merger or consolidation provided that such did not require Landlord’s consent under the Lease, and (b) Tenant may assign its rights under this Exhibit to any assignee of Tenant’s interest in the Lease pursuant to an assignment that did not require Landlord’s consent under the Lease. Any other attempted assignment or transfer by Tenant of its rights under this Exhibit shall be null and void and of no force and effect.
6. Lease Amendment. Upon Tenant’s exercise of the Extension Option, and subject to the terms and conditions of this Exhibit, the Term shall be extended for the subject Extension Term without the necessity of the execution of any further instrument or document, although if requested by Landlord or Tenant, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease in accordance with the provisions hereof; provided, however that Landlord’s failure to prepare or Tenant’s failure to execute such amendment shall not affect the validity of the exercise of the Extension Option or alter Tenant’s or Landlord’s obligations during the subject Extension Term as determined hereby.
7. Time of Essence. With respect to all dates for exercising any rights and the performance of any obligations in connection with the exercise or implementation of the Extension Option, time shall be of the essence.
8. Miscellaneous. Capitalized but undefined terms used in this Exhibit shall have the same meaning as set forth for such terms in the Lease.

F-2

EXHIBIT G
RIGHT OF FIRST REFUSAL
1. Grant of Right of First Refusal. As used herein, “ROFR Space” means all leasable space on any floor on which any of the Office Premises is located from time to time and not leased to Tenant from time to time. Subject to the terms and conditions set forth in this Exhibit G (this “Exhibit”), if during the Term, and provided that there are not less than five (5) years remaining in the Term, Landlord receives a bona fide third party offer from any party for any ROFR Space that is contiguous with the Premises that Landlord desires to accept (a “Space Offer”), Landlord grants Tenant the right of first refusal (the “ROFR”), to lease all, but not less than all, of the ROFR Space that is the subject of the Space Offer (the “Subject ROFR Space”) and, at Landlord’s sole option, any other space that is to be leased by such third party together with the Subject ROFR Space pursuant to such Space Offer (if any, the “Included Non-ROFR Space”) on the terms and conditions set forth in this Exhibit. As used herein the Subject ROFR Space and, if applicable, any Included Non-ROFR Space, is collectively the “ROFR Expansion Space”). A bona fide offer need not take the form of a lease, but must at least set forth the important terms of the proposed transaction, including all salient economic terms, and a description and the LSF of the ROFR Expansion Space.
2. ROFR Notice/Procedure for Exercise. Upon Landlord’s receipt of a Space Offer that Landlord desires to accept, Landlord shall deliver Tenant written notice thereof (a “ROFR Notice”), such notice to include a summary of the terms of the Space Offer including, without limitation, a description of the ROFR Expansion Space, the term, required base and additional rental, lease concessions or rental abatements and improvement allowances and any other salient economic terms. Tenant will have five (5) business days after receipt a ROFR Notice (the “ROFR Exercise Period”) within which to give Landlord its unconditional notice (“ROFR Exercise Notice”) of its exercise of the ROFR to lease all, but not less than all, of the ROFR Expansion Space on the same terms and conditions set forth in ROFR Notice.
3. Failure to Exercise. If Tenant does not deliver a ROFR Exercise Notice within the ROFR Exercise Period, Tenant will be conclusively presumed to have waived the ROFR with respect to the ROFR Expansion Space, and Landlord will be free to lease the Subject ROFR Space (alone or together with any other space that is not ROFR Space) to anyone whom it desires and Tenant will have no further rights to the Subject ROFR Space. However, if within such one hundred eighty (180) day period Landlord desires to lease the Subject ROFR Space on materially more beneficial terms than provided in ROFR Notice, Landlord shall re-offer the Subject Expansion Space on such changed terms to Tenant on the terms of this Exhibit for the ROFR Exercise Period before leasing to a third party. For purposes hereof, “materially more beneficial terms” means an effective rental rate (taking into account amortization of allowances and rent credits on a straight line basis over the applicable term) which is 95% or less than the base rent rate set forth in ROFR Notice.
4. Expansion of Premises/Lease Amendment. Provided that Tenant timely delivers a ROFR Exercise Notice complying with the terms of Paragraph 2 above, and subject to the other terms and conditions of this Exhibit, the ROFR Expansion Space will be deemed added to the Premises effective as of the date specified in ROFR Notice and Tenant will accept the ROFR Expansion Space in its “AS IS” condition without any obligation of Landlord to improve, alter or remodel the ROFR Expansion Space, except as may be provided in ROFR Notice. Tenant’s lease of the ROFR Expansion Space will be on the terms and conditions as are set forth in the ROFR Notice and herein and, to the extent not addressed in the ROFR Notice or this Exhibit, on the same terms and conditions of Tenant’s lease of the Premises at the time of the commencement of such expansion excluding any abatements, options to extend, expand, or contract or rights of first refusal or first offer or similar rights as may be included in the Lease or obligations to make any alterations or improvements or provide or contribute allowances for same. Within thirty (30) days after Tenant delivers Tenant’s ROFR Exercise Notice, Landlord and Tenant will execute an amendment to the Lease evidencing the addition of the ROFR Expansion Space and the terms thereof provided, however, that the failure of Landlord to prepare, or Tenant to execute, such an amendment shall not alter Landlord’s or Tenant’s rights or obligations with respect to the ROFR Expansion Space.
5. Termination of ROFR. Without limitation of the terms of Paragraph 3 above, the ROFR shall automatically terminate if (i) the Lease or Tenant’s right to possession of the Premises is terminated, (ii) Tenant vacates the Premises (or a substantial part thereof) for in excess of 120-days days for reasons other than casualty or approved remodeling or repairs, or (iii) Tenant effects any assignment of the Lease or subletting of the Premises except as described in Paragraph 7(a) or (b) below. Each of such termination events shall, at Landlord’s option, apply to terminate the ROFR whether or not Tenant may have theretofore delivered an otherwise valid ROFR Exercise Notice. Landlord may, at its option, waive any termination event.
6. Conditions. Landlord shall not be required to deliver a ROFR Notice and Tenant may not exercise the ROFR (i) at any time that Tenant is in default; (ii) if Tenant is not itself occupying all the Premises; (iii) if at the time Landlord receives the Space Offer there are less than five (5) years remaining in the Term, or (iv) if Tenant’s financial condition has materially adversely changed since the date of the Lease.
7. Prohibition on Assignment. Tenant’s rights under this Exhibit are personal to Tenant and may not be assigned or transferred, and any attempted assignment or transfer in violation of this restriction shall be null and void; provided, however, that (a) Tenant’s rights under this Exhibit shall inure to the benefit and may be exercised by a successor in interest to Tenant by merger or consolidation provided that such did not require Landlord’s consent under the Lease, and (b) Tenant may assign its rights under this Exhibit to any assignee of Tenant’s interest in the Lease pursuant to an assignment that did not require Landlord’s consent under the Lease. Any other attempted assignment or transfer by Tenant of its rights under this Exhibit shall be null and void and of no force and effect.

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8. Subordination. Tenant’s ROFR is subordinate to all rights of renewal, extension, expansion, relocation or first offer or refusal affecting the Subject ROFR Space or other rights to lease the Subject ROFR Space which are in place as of commencement of the Extended Term (each a “Senior Right” and the holder thereof being a “Senior Right Holder”), and whether or not exercised in strict accordance therewith, and further subject to the right of Landlord in its sole and absolute discretion to renew existing tenants or occupants of the Subject ROFR Space whether or not pursuant to options to extend previously granted or otherwise. Landlord shall not be required to deliver any ROFR Notice until all Senior Rights Holders have waived their Senior Rights. If Landlord delivers a ROFR Notice prior to such waiver and, whether or not Tenant delivers an ROFR Exercise Notice with respect thereto, a Senior Right Holder later exercises its Senior Right, then the ROFR Notice and any such ROFR Exercise Notice will be null and void. Further, Landlord shall not be required to deliver any ROFR Notice with respect to any Space Offer made to, or received from, an existing tenant of any Subject ROFR Space.
9. Time of Essence. With respect to all dates for exercising any rights and the performance of any obligations in connection with the exercise or implementation of the ROFR, time shall be of the essence.
10. Miscellaneous. Capitalized but undefined terms used in this Exhibit shall have the same meaning as set forth for such terms in the Amendment of which this Exhibit is a part, or if not defined in such Amendment, then in the Lease.

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